UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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RESMED INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ResMed Inc. on Thursday, November 20, 2008, at 2:00 p.m. Pacific Time (Friday, November 21, 2008 at 9:00 a.m. Australian Eastern Time), in the corporate offices of ResMed Inc., located at 14040 Danielson Street, Poway, California 92064.

Information about the business of the meeting, the nominees for election as directors and the other proposals are set forth in the attached Notice of Meeting and Proxy Statement. This year you are asked to elect two directors of the Company, approve the Amended and Restated ResMed Inc. 2006 Incentive Award Plan and ratify the selection of our independent auditors for fiscal year 2009. Your vote is important.

Very truly yours,

Peter C. Farrell

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF RESMED INC.

Date:	Thursday, November 20, 2008 at 2:00 p.m. (Pacific Time)

Friday, November 21, 2008 at 9:00 a.m. (Australian Eastern Time)

Location:	ResMed’s Corporate Headquarters

14040 Danielson Street

Poway, California 92064

At the 2008 Annual Meeting, stockholders will act on the following matters:

1.	Election of two directors, each to serve for a three-year term. The nominees for election as directors at the 2008 Annual Meeting are Christopher G. Roberts and John Wareham; and

2.	Approval of the Amended and Restated ResMed Inc. 2006 Incentive Award Plan, which approval will also constitute approval under Australian Stock Exchange (ASX) Listing Rules 10.11 and 10.14, including the issuance of shares to our directors, officers, employees and consultants as set forth in the Plan; and

3.	Ratification of the selection of KPMG LLP as our independent auditors to examine our consolidated financial statements for the fiscal year ending June 30, 2009; and

4.	Transaction of such other business as may properly come before the meeting.

Please refer to the accompanying proxy statement for a more complete description of the matters to be considered at the meeting. In addition, stockholders are advised that there are special voting and other requirements under the Australian Securities Exchange Listing Rules relating to the approval of the Amended and Restated ResMed Inc. 2006 Incentive Award Plan. Please see “Matter To Be Acted On – Proposal 2: Approval of the Amended and Restated ResMed Inc. 2006 Incentive Award Plan” for a description of these requirements.

Stockholders of record of our common stock at the close of business on September 24, 2008, will be entitled to vote at the Annual Meeting and at any adjournments or postponements of the meeting.

Only individuals with proof of share ownership will be admitted to the Annual Meeting. If you are a stockholder of record, you will need to bring an admission ticket or proof of share ownership with you to the Annual Meeting, together with photo identification. If you are a stockholder of record, your admission ticket is attached to your proxy card. If your shares are not registered in your name, you must bring proof of share ownership (such as a recent bank or brokerage firm account statement, together with proper identification) in order to be admitted to the Annual Meeting.

It is important that your shares be represented and voted at the annual meeting whether or not you plan to attend the annual meeting in person. You may vote by completing and mailing the proxy card or voting instruction card enclosed with the proxy statement. If you are a record holder of shares that trade on the New York Stock Exchange or if your shares are held in “street name,” which means shares held of record by a broker, bank or other nominee, you also will be able to submit your vote by the internet or by telephone. Please review the proxy card or voting instruction card to determine how you will be able to submit your proxy. Submitting your proxy, in any permitted form, will ensure your shares are represented at the annual meeting.

By order of the Board of Directors,

David Pendarvis

Secretary

Dated: October 15, 2008

GENERAL INFORMATION

The Board of Directors of ResMed Inc. (“ResMed,” “we,” “us,” or “our”) is providing this proxy statement in connection with our 2008 Annual Meeting of Stockholders to be held on Thursday, November 20, 2008, at 2:00 p.m. Pacific Time (Friday, November 21, 2008 at 9:00 a.m. Australian Eastern Time), in the corporate offices of ResMed Inc., located at 14040 Danielson Street, Poway, California 92064. Directions to attend the meeting can be found on our website at http://investor.resmed.com/.

DELIVERY OF AND ACCESS TO PROXY MATERIALS

We expect to first mail this proxy statement, the Proxy Card and the Annual Report to our stockholders and our holders of CHESS Units of Foreign Securities (CUFS) on or about October 15, 2008.

Important Notice Regarding the Availability of Proxy Materials for the 2008 Stockholder Meeting to be held on November 20, 2008.

This proxy statement and our 2008 annual report to stockholders are available on our website at http://investor.resmed.com/. This website contains the following documents: the notice of the annual meeting, this proxy statement, a sample proxy card and the 2008 annual report to stockholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting. Instructions for voting by telephone are provided.

VOTING INSTRUCTIONS AND INFORMATION

Who Can Vote?

You are entitled to vote or direct the voting of your ResMed Inc. shares if you were a stockholder on September 24, 2008, the record date for the Annual Meeting.

How Do I Vote?

Your vote is important. The shares represented by proxies (in the form solicited by the board of directors) received by us before, or, if submitted in person, at the meeting will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted on, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares represented by a properly executed proxy will be voted: (i) FOR each of the two nominees to our board listed in this proxy statement; (ii) FOR approval of the Amended and Restated ResMed Inc. 2006 Incentive Award Plan, which approval will also constitute approval under Australian Stock Exchange Listing Rules 10.11 and 10.14 as described further below; and (iii) FOR ratification of the selection of KPMG LLP as our independent auditors to examine our consolidated financial statements for the fiscal year ending June 30, 2008. You may vote by attending the annual meeting and voting in person or you may vote by submitting your proxy. We encourage you to vote promptly.

Holders of Common Stock Listed on the NYSE

If you hold your shares of common stock as a record holder, that is, you own shares in your own name in an account at ResMed’s transfer agent, American Stock Transfer, you may vote by completing, signing and submitting the enclosed proxy card in the postage pre-paid envelope provided or you may vote over the internet or by telephone. The enclosed proxy card includes instruction on how to vote over the internet or by telephone. Internet and telephone voting closes at 11:59 p.m. Eastern Time on November 19, 2008.

If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or nominee, you may receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions over the Internet or by telephone. Information concerning how you can vote is included in the voting instruction card sent to you with this proxy statement. If your broker holds your common stock in “street name” and you have not provided your broker with voting instructions, your broker will vote your shares in its discretion on “routine” proposals. The election of directors and ratification of auditor selection are both considered routine proposals. Approval of the amendments to the ResMed Inc. 2006 Incentive Award Plan are not considered a routine proposal, and brokers generally do not have discretionary authority to vote on this proposal without your direction.

CUFS

If you hold our CHESS Units of Foreign Securities (CUFS), in order to vote, you must direct the CHESS nominee how to vote the shares of our common stock underlying your CUFS holdings using the form of proxy the CHESS nominee sent to you. You are not permitted to vote by telephone or via the Internet.

Voting By Attending the Annual Meeting

If you attend the Annual Meeting and wish to vote in person, you can vote your shares in person by requesting a ballot at the Annual Meeting. You will need to have an admission ticket or other proof of ownership and valid photo identification with you for admission to the Annual Meeting. Please refer to the instruction noted on the proxy card. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the record holder of the shares, which is the broker or other nominee, authorizing you to vote at the annual meeting

Your vote is important. We encourage you to submit your proxy card, or provide instructions to your brokerage firm, bank or the CHESS nominee, as applicable, by completing the proxy or voting instruction form. This will ensure that your shares are voted at the Annual Meeting.

Solicitation of Proxies. The cost of soliciting proxies will be borne by us. After the original mailing of the proxy soliciting material, further solicitation of proxies may be made by mail, telephone, facsimile, electronic mail, and personal interview by our regular employees, who will not receive additional compensation for such solicitation. We will also request that brokerage firms and other nominees or fiduciaries forward copies of the proxy soliciting material, Form 10-K and the 2008 Annual Report to beneficial owners of the stock held in their names, and we will reimburse them for reasonable out-of-pocket expenses incurred in doing so. We have selected Morrow & Co., LLC to act as a proxy solicitor to contact stockholders and will pay approximately $15,000 in fees (plus reimbursement of expenses) for these services in US and Australia.

List of Stockholders. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days before the Annual Meeting at ResMed Inc., located at 14040 Danielson Street, Poway, California 92064 between the hours of 9:00 a.m. and 4:00 p.m. (Pacific).

How Many Votes Are Required?

Only record holders of our common stock as of the close of business on September 24, 2008 (the “record date”) are entitled to receive notice of and to vote at the meeting. At the record date we had 75,708,098 outstanding shares of common stock (excluding treasury shares), the holders of which are entitled to one vote per share. Accordingly, an aggregate of 75,708,098 votes may be cast on each matter to be considered at the meeting.

To constitute a quorum for the conduct of business, a majority of the outstanding shares entitled to vote must be represented at the meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (street name shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal and has not been instructed to vote on the proposal by the beneficial owner of such shares) will be counted as shares represented at the meeting for purposes of determining a quorum.

For Proposal 1, directors will be elected by a plurality of the votes cast. Thus the two nominees receiving the largest number of votes will be elected. As a result, abstentions will not be counted in determining which nominees received the largest number of votes cast. Brokers generally have discretionary authority to vote on the election of directors and thus we do not expect broker non-votes to result from the vote on election of directors. Any broker non-votes that may result will not affect the outcome of the election.

For Proposal 2, the approval of the Amended and Restated ResMed Inc. 2006 Incentive Award Plan (the “2006 Plan”), the affirmative vote of a majority of the shares cast in person or by proxy at the meeting is required for the approval of the 2006 Plan, provided that the total vote cast on the proposal represents over 50% of the outstanding shares of common stock entitled to vote on the proposal. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. All outstanding shares, including broker non-votes, count as shares entitled to vote. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions, which are referred to as the “NYSE Votes Cast,” must be greater than 50% of the total outstanding shares of our common stock. Once satisfied, the number of votes “for” the proposal must be greater than 50% of the NYSE Votes Cast. The approval of an equity plan is a matter on which brokers or other nominees are not empowered to vote without direction from the beneficial owner. Thus, broker non-votes can result from Proposal 2 and make it difficult to satisfy the NYSE Votes Cast requirement. Abstentions have the effect of a vote against this proposal. There are special voting and other requirements under the ASX Listing Rules relating to the approval of the Amended and Restated ResMed Inc. 2006 Incentive Award Plan. Please see “Matter To Be Acted On – Proposal 2: Approval of the Amended and Restated ResMed Inc. 2006 Incentive Award Plan” for a description of these requirements.

For Proposal 3, the affirmative vote of a majority of the shares cast in person or by proxy at the meeting is required for the ratification of the selection of KPMG LLP as our independent auditors. Abstentions will not affect the outcome of this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent auditors, thus we do not expect broker non-votes to result from the vote on Proposal 3. Any broker non-votes that may result will not affect the outcome of this proposal.

How Can I Revoke My Proxy or Change My Vote?

You may revoke your proxy and change your vote at any time before the proxy is exercised by:

Holders of Record

•	Sending written notice of revocation to our Secretary at our principal executive offices located at 14040 Danielson Street, Poway, CA 92064;

•

Submitting another timely and later dated proxy by mail, or prior to 11:59 p.m. (Pacific) on November 19, 2008, by telephone. Revocations submitted using telephone must be received prior to the start of the meeting at 2:00 p.m. (Pacific), on November 20, 2008.

•	Attending the 2008 Annual Meeting and voting in person by written ballot. Please note that your attendance at the meeting will not revoke your proxy unless you actually vote at the meeting.

Stock Held by Brokers, Banks and Nominees and CUFS

•

You must contact your broker, bank or other nominee to obtain instructions on how to revoke your proxy or change your vote. You may also obtain a “legal Proxy” from your broker, bank or other nominee to attend the Annual Meeting and vote in person by written ballot.

COMMON STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table shows the number of shares of our common stock that, according to information supplied to us, are beneficially owned as of the record date by: (1) each person who, to our knowledge based on Schedule 13G filed with the SEC and Substantial Stockholder Notices filed with the ASX, is the beneficial owner of more than five percent of our outstanding common stock; (2) each person who is currently a director, two of whom are also nominees for election as directors; (3) each of the Named Executive Officers as defined on page 6, and (4) all current directors and executive officers as a group. In this proxy statement, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (that is, the power to dispose of, or to direct the disposition of, a security). All of the following calculations are based on 75,708,098 shares of common stock outstanding (excluding treasury shares) on September 24, 2008, the record date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Common Stock
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	5,513,850	(2)	7.30%

Capital Research Global Investor 333 South Hope Street, 55/F Los Angeles, CA 90071-1406	4,864,400	(3)	6.40%

Peter C. Farrell	1,534,710	(4)	2.0%
Donagh McCarthy	220,001	(5)
Gary W. Pace	364,167	(6)
Michael A. Quinn	374,301	(7)
Christopher G. Roberts	462,001	(8)
Richard Sulpizio	82,001	(9)
Ronald Taylor	80,001	(10)
John Wareham	78,001	(11)
Kieran Gallahue	332,724	(12)
Brett Sandercock	93,185	(13)
David Pendarvis	140,987	(14)
Lasse Beijer	26,107	(15)
Robert Douglas	69,882	(16)
Keith Serzen	139,296	(17)
All current executive officers and directors as a group	3,997,364	(18)	5%

(1)	Beneficial ownership is stated as of September 24, 2008, and includes shares subject to options exercisable within 60 days after September 24, 2008. Shares have been rounded to the nearest whole number. Shares subject to options are deemed beneficially owned by the person holding the options for the purpose of computing the percentage of ownership of that person but are not treated as outstanding for the purpose of computing the percentage of any other person.
(2)	Based on information provided in a Schedule 13G/A filed with the SEC February 12, 2008, by T. Rowe Associates, Inc., that reports sole voting power and sole voting power over all of the 1,192,850 of these shares and sole dispositive power over all of these shares.
(3)	Based on information provided in a Schedule 13G filed with the SEC on February 11, 2008, by Capital Research Global Investors that reports sole voting power over 4,117,400 of these shares and sole dispositive power over all of these shares.
(4)	Includes 665,082 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 24, 2008.
(5)	Includes 196,001 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 24, 2008. Mr. McCarthy will resign from the board effective November 20, 2008.
(6)	Includes 206,667 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 24, 2008. Also includes 157,500 shares of common stock that were pledged to Credit Suisse Securities (USA) LLC under a variable pre-paid forward sales contract.

(7)	Includes 220,731 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 24, 2008; also includes 3300 shares held by Kaylara ATF Straflo Pension Fund, an entity controlled by Mr. Quinn.
(8)	Includes 154,001 shares of common stock that may be acquired on the exercise of options within 60 days after September 24, 2008. Includes 11,600 shares held by his wife, 228,400 shares held of record by Cabbit Pty Ltd and 68,000 shares held by Acemed Pty Ltd, two Australian corporations controlled by Dr. Roberts and his wife.
(9)	Includes 72,001 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 24, 2008.
(10)	Includes 78,001 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 24, 2008.
(11)	Comprised of options exercisable within 60 days after September 24, 2008.
(12)	Includes 329,500 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 24, 2008.
(13)	Includes 86,750 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 24, 2008.
(14)	Includes 137,464 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 24, 2008.
(15)	Includes 26,086 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 24, 2008; also includes 25 shares of common stock held by his wife.
(16)	Includes 68,750 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 24, 2008.
(17)	Includes 137,750 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 24, 2008. Mr. Serzen resigned on April 9, 2008.
(18)	Includes an aggregate of 2,378,780 shares of common stock that may be acquired on the exercise of options exercisable within 60 days after September 24, 2008.

Executive Officers

Our executive officers, as of September 24, 2008, were:

Name	Age	Position
Peter C. Farrell	66	Executive Chairman of the Board of Directors
Kieran T. Gallahue	45	Chief Executive Officer, President and Director
Brett Sandercock	41	Chief Financial Officer
David Pendarvis	49	Sr. Vice President, Organizational Development and General Counsel
Lasse Beijer	65	Chief Operating Officer – Europe
Robert Douglas	48	Chief Operating Officer – Sydney

Changes in Executive Officers

Effective January 1, 2008, Dr. Peter C. Farrell resigned as our Chief Executive Officer and has continued as our Executive Chairman of the Board. Effective January 1, 2008, Kieran T. Gallahue was promoted to Chief Executive Officer and appointed to serve as a director with a term of office until 2010. Keith Serzen resigned as our Chief Operating Officer, Americas, on April 9, 2008, but will remain employed by us in a non-executive officer capacity through June 30, 2009. See our Current Report on Form 8-K filed on April 10, 2008 relating to the disclosure of his resignation.

For a description of the business background of Dr. Farrell and Mr. Gallahue, see “Matters to be Acted Upon/Election of Directors.”

BRETT SANDERCOCK

Chief Financial Officer

Brett Sandercock has been Chief Financial Officer since January 1, 2006. From November 2004 until December 31, 2005, Mr. Sandercock was Vice President, Treasury and Finance. Before that, from 1998 to November 2004, Mr. Sandercock was Group Accountant and then Controller. From March 1996 to August 1998 he was Manager, Financial Accounting and Group Reporting at Norton Abrasives, a division of the French multi-national, Saint Gobain. Mr. Sandercock also held finance and accounting roles from November 1994 to March 1996 at Health Care of Australia, a large private hospital operator in Australia. From 1989 to 1994, Mr. Sandercock worked at PricewaterhouseCoopers in Sydney, achieving the position of audit manager. Mr. Sandercock holds a B.Ec. from Macquarie University and is a Certified Chartered Accountant.

DAVID PENDARVIS

Sr. Vice President, Organizational Development and General Counsel

David Pendarvis has been Sr. Vice President, Organizational Development since February 2005. Mr. Pendarvis has been Global General Counsel since he joined ResMed in September 2002, and from February 2003, has been Corporate Secretary. From September 2000 until September 2002, Mr. Pendarvis was a partner in the law firm of Gray Cary Ware & Freidenrich LLP, where he specialized in intellectual property and general business litigation. Until September 2000 he was a partner with Gibson, Dunn & Crutcher LLP, where he began working in 1986. From 1984 until 1986 he was a law clerk to the Hon. J. Lawrence Irving, US District Judge, Southern District of California. Mr. Pendarvis holds a B.A. from Rice University; a J.D., cum laude, from the University of Texas School of Law; and a Masters of Science in Executive Leadership from the University of San Diego.

LASSE BEIJER

Chief Operating Officer, Europe

Lasse Beijer has been Chief Operating Officer, Europe since June 1, 2007. From July 1, 2002 to May 31, 2007, Mr. Beijer was Chief Executive Officer, ResMed Nordics. He began his career with ResMed in 1998 as a principal officer and February 1, 2000, he became ResMed’s country manager for Sweden. Mr. Beijer has 20 years of experience in the respiratory industry, which began in 1987 when he became President of Egnell/AMEDA, a Swedish/Swiss biomedical company. He later built the sleep and oxygen markets in Sweden for the US-based Healthdyne Technologies. He has also held numerous management positions within the Swedish export, shipping and nuclear research industries and was on the board of directors for a number of small and mid-sized industrial enterprises in Sweden. Mr. Beijer was educated in Electronic Engineering at Hermods College and has also studied financing and distribution economics at Lund University.

ROBERT DOUGLAS

Chief Operating Officer, Sydney

Robert Douglas has been Chief Operating Officer, Sydney since November 2005. From April 2001 to November 2005, Mr. Douglas was Vice President of Operations and responsible for ResMed’s Australian manufacturing, and was Vice President of Corporate Marketing. Before joining ResMed in 2001, and beginning in 1995, Mr. Douglas was the General Manager, Strategy and New Business for Keycorp Ltd., an Australian electronic commerce company providing services to major banks and telecommunications companies around the world. Before Keycorp, he held senior R & D and operational roles in Telectronics Pty Ltd., mainly working on the development of an implantable defibrillator. Mr. Douglas sits on the Board of Directors of Colocare, a private startup medical device company unrelated to ResMed. Mr. Douglas has an M.B.A. from Macquarie University and a B.S. in Electrical Engineering and Computer Sciences from New South Wales University, Sydney.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

Introduction

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our Named Executive Officers. During fiscal year 2008, our Named Executive Officers were the two people who served as Chief Executive Officer, our Chief Financial Officer, our three next most highly paid executive officers, and one person who ceased serving as an executive officer before the end of the fiscal year, as determined under the rules of the US Securities and Exchange Commission.

This section also discusses the Compensation Committee’s role in the design and administration of these programs and policies and in making compensation decisions for our executive officers.

The Compensation Committee is a subcommittee of our board of directors. It decides matters regarding compensation of our executive officers. Compensation Committee members are independent directors who meet the standards for independence set by the US Securities and Exchange Commission, the New York Stock Exchange, and the Australian Stock Exchange. The Committee operates under a written charter adopted by our board of directors. We have posted a copy of the charter of the Compensation Committee on our website, at www.resmed.com. During fiscal year 2008, Donagh McCarthy, Gary Pace, Richard Sulpizio and Ronald Taylor served as members of the Compensation Committee. Mr. Taylor served as Chair of the Compensation Committee during the entire fiscal year.

General Philosophy and Objectives

The Compensation Committee reviews and approves salaries, bonuses, equity-based compensation, and all other elements of the compensation packages offered to our executive officers, including the Named Executive Officers, and establishes our general compensation policies.

We desire to attract, motivate and retain high quality employees who will enable us to achieve our short- and long-term strategic goals and values. We participate in a high-growth environment where substantial competition exists for skilled employees. Our ability to attract, motivate and retain high caliber individuals depends in large part on the compensation packages we offer.

We believe that our executive compensation programs should reflect our financial and operating performance. In addition, individual contribution to our success should be supported and rewarded. The objectives of our compensation programs are to:

•

align the interests of our executives with those of our stockholders through equity-based incentive awards, primarily in the form of stock options, that link executive compensation to stockholder return and share price performance;

•	subject a significant portion of our executives’ compensation to the achievement of pre-established short-term corporate financial performance objectives or pre-established individual objectives; and

•	provide a total compensation program that is competitive with a group of companies in the medical device and medical technology industries with which we compete for executive talent.

Each element of our compensation program is designed to satisfy one or more of these compensation objectives and each element is an integral part of and supports our overall compensation objectives. Our executive compensation program consists of:

•	a base salary;

•	a cash bonus potential based on our short-term financial performance; and

•	the opportunity to earn stock options linking the employee’s long-term financial success to the stockholders’ long-term financial success.

The Compensation Committee considers each of these components individually, considers total cash compensation (salary plus on-target bonus amounts), and considers total direct remuneration (total cash compensation plus stock options) as a whole in making its decisions.

Generally, our executive officers’ compensation is adjusted each year effective as of October 1, the beginning of our second fiscal quarter. Accordingly, the Compensation Committee generally makes decisions on the principal components of executive officer compensation – base salary, bonus potential, stock options, and perquisites – during the first or second quarter. Specific performance bonus targets for executive officers are generally determined before or during the end of the first month of the fiscal year for that year.

We highlight two executive compensation matters for fiscal year 2008. First, the philosophy and objectives of the Compensation Committee relating to performance-based pay were reflected in overall executive compensation. The Company did not meet internal targets of performance, resulting in lower bonus payments to executives compared to other higher performing peer companies. In addition, a relative flat stock price for the Company during the course of the year meant that stock-based compensation provided less value. Together, these impacts meant that our executives received lower overall compensation than their higher-performing peers and reflected an alignment to stockholder returns. Second, in addressing the transition of Dr. Farrell to an Executive Chairman role and Kieran Gallahue to Chief Executive, the Committee made compensation decisions for these individuals benchmarked to the prior year cumulative compensation for the two in their previous roles, so that the combined compensation for these two executives was relatively consistent with the prior year. At the same time, the Committee structured Dr. Farrell’s compensation to reflect his retained executive functions as Executive Chairman.

Determination of Compensation

In making its decisions on executive compensation, the Compensation Committee generally uses industry compensation surveys prepared by outside consultants

Base Salary

The Compensation Committee begins its analysis with assessing each element of compensation (base salary, cash bonus and equity incentives) against peer company comparables. It assesses base salaries at the 50th and the 60th percentiles with the goal of positioning base salary around the 60th percentile. In fiscal year 2008, the Committee decided to increase the target base salaries from 50th to 60th percentile to reflect the Company’s relative high performance and to enhance its ability to attract and retain executive talent.

Cash Incentives

Bonus targets are assessed at the 50th and 75th percentiles of peer comparables (both in terms of targets and amounts actually earned). During fiscal year 2008, the Committee increased target bonus percentages for Named Executive Officers, other than the Chief Executive Officer and Executive Chairman, from 60% to 65% of base salary to reflect stretch targets goals and to deliver above median cash compensation if the targets were met.

Equity Incentive Compensation

Equity compensation is assessed using comparables of median annual grants and carried-interest ownership of peer companies.

The Committee considers adjustments to the elements of compensation based on market analysis, individual performance, the perceived value of the individual to the Company and other factors it deems relevant. The Committee also considers regional variation. For example, the base salaries for certain positions in Australia or Europe, when translated to US dollars, may reflect a different percentile when compared to US market peers than when compared to Australian or European market peers. There are similar variations by region in the use of short-term and long-term incentives. The Committee attempts to balance the goal of paying consistent with the local market, with the goal of maintaining internal consistency in compensating executives in different regions.

In making its decisions, the Committee reviews data obtained from peer group companies and considers the recommendations of management regarding each element of compensation. The Committee also considers the experience and knowledge of committee members regarding compensation practices for comparable positions. Although the Committee considers various sources of information and recommendations, ultimately, of course, the Committee relies on its own independent judgment.

Compensation Committee Retention of Compensation Consultant

During fiscal years 2007 and 2008, the Compensation Committee retained Frederic W. Cook & Co., Inc., an independent compensation consultant, to advise the Committee with respect to executive compensation matters for US and non-US-based executive officers. In addition, during those periods, the Committee considered information from the following independent compensation consultants retained by the company: (1) Dell Consulting regarding the compensation of Australian-based executive officers, and (2) Watson Wyatt, regarding the compensation of our European-based executive officer. Frederic W. Cook & Co., Inc, Dell Consulting and Watson Wyatt have provided similar consulting services in prior fiscal years, including consulting by Frederic W. Cook in areas of director compensation and Watson Wyatt in areas of senior management, but do not otherwise provide additional services that might interfere with their independent assessments on compensation matters.

Role of Management

The Company’s Chief Executive Officer and other members of management provide input and recommendations to the Committee for their review and approval. Management provides the compensation consultants and the Committee with historical and prospective breakdowns of total compensation components for each executive officer. Management also provides recommendations that include financial goals and criteria for the Company’s annual and long-term incentive plans. The information provided is gathered from consultants, the market and from internal resources, allowing designs and strategies to be tied directly to the needs of the Company’s business. While management typically attends Compensation Committee meetings, the Committee Chairman excuses individual management members when deemed necessary for independent review or decision-making.

Benchmarking

In September 2007, Frederic W. Cook & Co. Inc. performed an executive compensation review based on current market compensation data from a peer group of 20 publicly traded medical device and medical technology companies.

The companies comprising the peer group for fiscal year 2008 review of executive compensation consisted of the following:

Affymetrix	Intuitive Surgical
Applera	Invitrogen Corp.
Beckman Coulter	Kinetic Concepts
Charles River	Mentor Corp.
Cytyc	Perkinelmer
Dentsply International	Respironics
Edwards Lifesciences	Techne Corp.
Gen-Probe	Varian Medical Systems
Hologic	Ventana Medical
Illumina	Waters

The Compensation Committee believes that this peer group reflected a reasonable cross-section of our labor market for talent, and included companies that our investors might consider in trying to determine the reasonableness of our pay and alignment of our pay with our performance. The Compensation Committee periodically reviews the composition of the peer group and the criteria and data used in compiling the list, and considers modifications to the group. We select peer companies primarily on the basis of their being medical device or medical technology companies with a market capitalization, stockholder return, profitability, revenue and employee population roughly comparable to ours.

The Compensation Committee also considered compensation survey data prepared for our Chief Financial Officer and Chief Operating Officer – Sydney by Dell Consulting and for our Chief Operating Office – Europe, by Watson Wyatt. Dell Consulting updated a prior report for the Committee’s review in October 2007. This report was comprised of 50 companies listed in the ASX Top Industrial, with 25 companies above and 25 companies below us based on market capitalization and as selected by the consultant. Finally, Watson Wyatt’s June 2007 report provided a market scan for our newly appointed Chief Operating Officer – Europe. In its analysis, the consultant compared the position to the “Watson Wyatt Global Grade 18” position (Group Business Unit Manager) within the “General Industry Sector” (comprised of 35 companies) as selected by Watson Wyatt.

Components of Compensation

Base Salary

Base salaries provide our executives with a degree of financial certainty and stability. In order to attract and retain highly qualified executives, we pay within salary ranges that are generally based on similar positions in companies of comparable size and complexity to us.

Salary adjustments are generally made annually in October, at the commencement of the second quarter of our fiscal year. Overall, the increases in base salary of the Named Executive Officers for fiscal year 2008 were based on a variety of factors, including a comparison of salaries for comparable positions at our peer group companies.

In fiscal year 2008, the Compensation Committee approved base salary increases for the Named Executive Officers, other than the Executive Chairman and the Chief Executive Officer, ranging from 6% to 18% with an average increase of 11%. These increases resulted in salaries that fell between the benchmark and up to approximately 17% lower and 7% higher than the 60th percentile for the positions the Committee deemed to be relevant comparables in the local markets where each named officer primarily works, based on the peer group data provided by consultants as set forth in the table below. The differences from the comparable 60th percentile were based primarily on differences in the scope and complexity of certain positions versus the comparables, the length of time certain officers had been in their positions, and on geographic differences in the officers’ locations.

Name/Position	2008 Salary		% Variance to Annualized Peer Target (60th Percentile)
Peter C. Farrell Chief Executive Officer (Oct 1 – Dec 31) Executive Chairman (Jan 1 – June 30)	$ $	700,000 450,000	(3 6	)% %

Kieran Gallahue Chief Executive Officer (Jan 1 – June 30) President (Oct 1 – Dec 31)	$ $	675,000 435,000	(7 0	)% %

Brett Sandercock Chief Financial Officer		$309,375	(16)%

David Pendarvis Sr. Vice President, Organizational Development and General Counsel		$355,000	7%

Keith Serzen Chief Operating Officer – Americas		$355,000	(3)%

Lasse Beijer Chief Operating Officer – Europe		$275,000	(17)%

Rob Douglas Chief Operating Officer – Sydney		$268,125	1%

The Compensation Committee approved a salary increase of 11% for Dr. Farrell for the period through December 31, 2007 when he served as our Chief Executive Officer, and a salary decrease of 36% for the period from January 1, 2008 through June 30, 2008, based on his transition to Executive Chairman. Dr. Farrell’s base compensation as Executive Chairman places his compensation slightly above 60th percentile, based on the limited data available regarding comparable positions. The Committee approved a salary increase for Mr. Gallahue of 7% through December 31, 2007 for his service as President and Global Chief Operating Officer, and an additional 55% increase for the period from January 1, 2008 through June 30, 2008, based on his transition to the additional role of Chief Executive Officer. Overall, Mr. Gallahue’s compensation as Chief Executive Officer placed him at approximately 50th percentile among comparable positions at peer companies. The adjustments for the Chief Executive Officer transition were made with the goal that the Company would pay roughly the equivalent amount in base compensation, including salary increases based on peer data, for the two roles of Dr. Farrell and Mr. Gallahue as Executive Chairman and Chief Executive Officer, respectively, as had been paid for their two positions before the transition. The Committee did not commit to a similar goal for future fiscal years. Instead, the Committee intends to make individual decisions regarding compensating these individuals or positions.

Annual Performance-Based Bonuses

The second compensation component is a cash bonus under our annual bonus program. The primary purpose of our annual performance incentive awards is to motivate our executives to meet or exceed our company-wide and regional short-term performance objectives. The program is intended to share our success with eligible executives to the extent that our performance and their individual performance warrant, and to provide compensation to eligible executives that is competitive in a manner consistent with our philosophy of paying for performance.

We are committed to a philosophy of total pay (the sum of cash compensation, equity compensation and benefits programs) being competitive within relevant markets when our performance meets target performance criteria set forth in our bonus program. Total pay will typically lag the market when performance is below the target performance criteria set forth in the bonus program and may significantly exceed competitive levels when performance is above the target performance criteria set forth in the bonus program.

The following sets forth the 2008 bonus parameters, showing the percent of salary payable at target performance and its dollar equivalent, along with the actual percentage of bonus paid and its cash value:

Name/Position	Annual Bonus Target %	Annual Bonus Target $	Actual Bonus Pay	Actual Bonus as a % of Target
Peter C. Farrell Executive Chairman	100%	$450,000	$294,179	65%

Kieran Gallahue Chief Executive Officer	100%	$675,000	$495,336	73%

Brett Sandercock Chief Financial Officer	65%	$219,874	$160,508	73%

David Pendarvis Sr. VP, Organizational Development and General Counsel	65%	$230,750	$169,331	73%

Keith Serzen Chief Operating Officer – Americas	65%	$230,750	$177,403	77%

Lasse Beijer Chief Operating Officer – Europe	65%	$198,834	$172,986	87%

Rob Douglas Chief Operating Officer – Sydney	65%	$190,559	$139,108	73%

In fiscal year 2007, Mr. Gallahue’s target bonus as a percentage of base salary was 75%. The target bonus for all other Named Executive Officers was 60%. The adjustments made this year reflected the change in Mr. Gallahue’s role to President and Chief Executive Officer, as well as the Committee’s decision to increase the percentages for all other Named Executive Officers as a result of stretch target components for the fiscal 2008 bonus, recognition of our growth rate in revenues and profitability compared to peers and competitors, and challenging market conditions. These target bonus levels have been established based on a variety of factors, including a comparison of total cash compensation and bonus levels in our peer group companies. Variations from the market comparisons, and different assessments of the individual performance and job functions of the Named Executive Officers, resulted in the varying target bonus levels.

For fiscal year 2008, we had in effect three bonus plans for our Named Executive Officers:

•	Dr. Farrell’s Plan;

•

Global Plan for other Named Executive Officers with global responsibility, namely our President and Chief Executive Officer, Chief Financial Officer, General Counsel and Chief Operating Officer – Sydney, and

•	Regional Plan for our Chief Operating Officer – Europe and Chief Operating Officer – Americas.

Bonuses for our Named Executive Officers are primarily based on our overall corporate financial performance. Dr. Farrell’s bonus was also based on three pre-established areas of special focus, including both non-financial and financial areas. These areas of special focus did not transfer to Mr. Gallahue due to the timing of his appointment as Chief Executive Officer during the fiscal year.

There was only one significant change in the fiscal 2008 plans compared to the fiscal year 2007 plans. The fiscal year 2008 plans are based on a full fiscal year measurement period, with one annual payout at the end of the fiscal year. In fiscal year 2007, bonus plans for Named Executive Officers were based and paid on two separate six-month measurement periods. These changes aligned the payout with the more common practices among peer companies and aligned bonus payments with longer-term annual performance.

The measures of financial performance used in determining the amount of bonuses payable under the Global Plan for fiscal year 2008 were:

•	annual targeted global revenue of approximately $867,000,000 calculated on a constant currency basis, and

•	annual targeted pro forma net profit at a pre-determined target percentage of revenue equaling approximately 18%.

The two fiscal measures were weighted equally under the Global Plan. The measures of financial performance used in determining the amount of bonuses payable under the Regional Plan were based 30% on global results using the metrics under the Global Plan (resulting in weighting of 15% for global revenue and 15% for global net profit), and the remaining 70% weighted 50% on regional revenue performance to budget and 20% on regional expenses to budget.

Actual bonus payments were based on the combined achievement of the bonus plan objectives. The ranges of revenue and net-profit based component payments are as follows:

Performance at less than 85% of Target	No Bonus paid
Performance at 85% of Target	50% of Target Bonus paid
Performance at 100% of Target	100% of Target Bonus paid
Performance at 115% of Target	150% of Target Bonus paid

with linear extrapolations between and beyond such points, without any cap on the amounts payable.

Payments during fiscal year 2008 for the regional revenue component under the Regional Plan were paid on the same scale as shown above for the Global Plan.

Payments during fiscal year 2008 for the expense component under the Regional Plan were paid on a similar scale, except that there was no opportunity to achieve more than 150% of the target for the regional expense component. Regional expense component payouts are shown below.

Bonus System
Expense to Target	Bonus
≤85%	150%
100%	100%
115%	50%
>115%	0.0%

This was a change from fiscal year 2007, in which there was no opportunity to achieve more than 100% of the target for the regional expense component. This opportunity was capped at 150% of the bonus potential for that component. The Committee believed this change provided an appropriate incentive for regional leaders to reduce expenses below budget, particularly if revenue fell short of budgeted levels, and to reward good cost control rather than simply punishing expense overruns.

The Compensation Committee approves the actual bonus amounts for executive officers before they are paid. For fiscal year 2008, applying the pre-determined bonus payment formula, the Committee approved bonuses at 73% of target under the Global Bonus Plan, based on a combined 92% achievement in both the revenue and net profit components.

During fiscal year 2008, 80% of Dr. Farrell’s bonus was based on the results under our Global Plan discussed above. The remaining 20% was based on special pre-established metrics in three special focus areas through June 30, 2008. These metrics, each comprising 6.66% of the total bonus, were based on: (i) a growth target in German operational revenues; (ii) production improvements relating to ventilation products; and (iii) a growth target in ventilation product revenues. These special focus area metrics were measured on a full year basis and paid following the end of fiscal year 2008. The Committee determined that Dr. Farrell achieved 33% achievement of the pre-established performance metrics in recognition of production improvements relating to the ventilation products. In addition, Dr. Farrell received a discretionary bonus cash payment of $40,000 based upon the success of his transition from Chief Executive Officer to Executive Chairman.

Mr. Gallahue’s bonus was based on the Committee’s approval of payment of 73% of target under the Global Bonus Plan, as discussed above. In addition, the annual bonus calculations for both Dr. Farrell and Mr. Gallahue were applied against their respective base salary amounts as of January 1, 2008.

The Chief Financial Officer, General Counsel and Chief Operating Officer – Sydney received a bonus under the Global Plan. Bonuses under the Regional Plans for other Named Executive Officers based from 77% to 87% achievement of the total targets within the regions.

Dr. Farrell will continue to be eligible for a bonus based on his status as an Executive Chairman. Changes to the components of the bonus compensation programs for Dr. Farrell and Mr. Gallahue for fiscal year 2009 will include increasing the target bonus amounts from 100% to 120% of base salary. Also, the bonus calculations will include specific performance targets, constituting 20% of their bonus compensation in the following areas:

•	10% based on growth in sales to certain customers;

•	5% based on launching certain pilot studies; and

•	5% on launching new products.

Also for fiscal year 2009, in the Regional Plans, the Committee will replace the regional expense component with a regional net profit component.

Stock Options

The third major component of the Named Executive Officers’ compensation consists of stock options. The primary purpose of granting stock options is to link the officers’ financial success to that of our stockholders, with the value of the options increasing only as the stock price increases. Stock options were issued to our Named Executive Officers during fiscal year 2008 in accordance with the ResMed Inc. 2006 Incentive Award Plan. The 2006 Incentive Award Plan requires that the exercise price of options equal the fair market value on the day of the grant, as measured by the closing price of our common stock on the New York Stock Exchange on the grant date. Options are generally exercisable 25% per year on each anniversary of the grant date starting on the first anniversary of the grant date. In addition, vesting is automatically accelerated on a change of control. After vesting, options are exercisable for a maximum period of the earlier of: (1) seven years after the date of grant; or (2) one year after termination, retirement, death or disability.

We have generally provided annual option grants to our Named Executive Officers each fiscal year. In determining the number of options granted, the Compensation Committee reviews company performance, the number of outstanding options available and the percentage of the pool represented by the proposed grant, the present value of the proposed grant, the existing option ownership, the number of options granted in the prior year and the three prior years, the carried interest ownership, and the grant practices of our peer group companies. In October 2007, the Compensation Committee reviewed Frederic W. Cook’s report concerning our historic equity grants and practices relative to those of our peer companies, including our three-year average net annual share usage for equity grants or run-rate (3.1% of shares outstanding, which was consistent with the 75th percentile of the peer companies average run-rate over the past three years, but only .4% above the median so not significantly higher than the median), our three-year average estimated net P&L cost from equity awards (approximately 0.9% of our market capitalization and falling between the median and 75th percentile for peer companies), and our outstanding dilution overhang (9.2%, which is near the median of our peer group). The consultant reported that our fiscal year 2007 and three-year average award levels were in a median range for the Chief Executive Officer and most other Named Executive Officers. In fiscal year 2008, the Named Executive Officers’ option grants were below the market-cap adjusted median in aggregate.

In October 2007, the Compensation Committee authorized a pool of 2.5 million shares (an increase from the 2.3 million share pool for fiscal 2007) to be granted during fiscal year 2008 and approved specific grants to our Named Executive Officers. This pool approximated a net run-rate of 2.86% of the shares outstanding, compared to the median of our peer companies of a 2.01% run-rate. The Compensation Committee reduced the option grant level for fiscal year 2008, as compared to fiscal year 2007, for Dr. Farrell by 50% (from 200,000 to 100,000 shares) and increased the option grant for Mr. Gallahue by 385% (from 70,000 to 300,000 shares) based on comparable market data, their performance and value to us, and the transition of these individuals to their new positions with the Company as of January 1, 2008.

In fiscal year 2008, the Committee made adjustments to option grants to reflect the promotions. Our Chief Operating Officer – Europe’s grants increased by 27,000 based on his new Chief Operating Officer role. The other Named Executive Officers’ fiscal year 2008 stock option grants as compared to fiscal year 2007 resulted in increased grants ranging from 15,000 to 25,000 options. The following table sets forth option grants provided to Named Executive Officers in fiscal year 2008 with comparisons to the relevant peer data.

Name/Position	2008 Option Grant	Median Grant to Peer Group		Variance of Grant to Peer Group
Peter C. Farrell Executive Chairman	100,000	N/A	(a)	N/A

Kieran Gallahue Chief Executive Officer	300,000	240,000		25%

Brett Sandercock Chief Financial Officer	65,000	75,000		(13)%

David Pendarvis Sr. Vice President, Organizational Development and General Counsel	65,000	55,000		18%

Keith Serzen Chief Operating Officer – Americas	55,000	40,000		38%

Lasse Beijer Chief Operating Officer – Europe	41,000	40,000		3%

Rob Douglas Chief Operating Officer – Sydney	45,000	35,000		29%

(a)	The Committee determined that there was not an adequate comparable for this position.

The option grants provided to Dr. Farrell and Mr. Gallahue were based upon their roles as Executive Chairman and Chief Executive Officer, respectively, in the latter half of the fiscal year. As a result, Dr. Farrell received significantly lower grants and Mr. Gallahue received a substantial increase. The remaining Named Executive Officers grants ranged from 13% less than and 38% more than the peer group.

As of the end of fiscal year 2008, only 3,488,000 shares of our common stock remain available for issuance under our 2006 Incentive Award Plan. The Committee has recommended, and the board of directors has approved, subject to stockholder approval, the Amended and Restated 2006 Incentive Award Plan that, in part, increases the number of shares available under the Plan by 2.1 million shares, extends the life of the plan until 2018, and expands the list of stockholder-approved performance criteria that the Compensation Committee may utilize whenever it elects to make Section 162(m) performance-based awards under the plan. Adoption of the Amended and Restated 2006 Plan would allow ResMed to continue to attract, retain and motivate our employees, directors and consultants, on whose judgment, interest, and special efforts the Company largely depends for the successful conduct of the Company’s operation, and to promote the success and enhance the value of the Company by linking the personal interests of our employees, directors and consultants to the interests of our stockholders.

In order to continue to provide proper incentives to our employees (including those employees who are not eligible for stock option grants) and to further align the interests of our employees with our stockholders, in 2003 we implemented our Employee Stock Purchase Plan (ESPP), which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, and which provides employees with the opportunity to purchase our common stock at a discount through payroll deductions. These purchases occur through successive six-month offering periods under the plan. Named Executive Officers who are not members of our board of directors are eligible to participate in the ESPP on the same terms as our other employees.

Policies with Respect to Equity Compensation Awards Determinations

The Compensation Committee in fiscal year 2008 continued its preexisting policy to have its annual stock option grants to Named Executive Officers and non-executive management effective on or about the annual stockholder meeting date. In setting this policy the Compensation Committee considered many factors, including that this date aligns with the election of directors and is shortly after the traditional October 1 salary adjustment date for management, so management and the Compensation Committee can combine the salary review process with the option grant process for consistency and administrative convenience. Given our traditional earnings release date in late October or early November, the stockholder meeting is likely to occur in an open window period. In addition, the stockholder meeting date is set and announced several months in advance, which provides transparency to the process. Based on the foregoing reasons, the Compensation Committee has set the annual meeting date as the target for our annual stock option grants, although the actual grant date (i.e., the date on which the Committee takes the formal action to make the grants) may vary by a few days from the annual meeting date due to administrative or other factors. The exercise price for such grants, however, will equal the closing price of our common stock on the actual grant date. In addition, the actual annual stockholder meeting date will be selected based on all relevant circumstances at the time.

The Compensation Committee’s policy with regard to granting stock options for promotions, new hire and other special situations is that such option grants must be properly approved in advance of or on the grant date and the grant date is to occur on the first business day of the month following the promotion, new hire or other special situation; unless the event occurs on the first day of the month, in which case the grant may be made as of that day. The Compensation Committee has delegated authority to the Senior Vice President, Organizational Development to make grants, not to exceed 20,000 per individual, in accordance with this policy to employees in connection with new hires, provided that the grants are not to executive officers and are within pre-determined guidelines approved by the Compensation Committee. In fiscal year 2008, the Senior Vice President, Organizational Development made grants of an aggregate amount of 55,000 stock options, to individuals under this delegation.

Equity Ownership Guidelines for Officers and Directors

We believe that our officers and directors should be stockholders and have a financial stake in us, and we encourage them to own shares of our stock. We currently compensate our officers and directors with stock options and our officers who are not board members are eligible to participate in our ESPP. Nevertheless, the number of shares of our stock any officer or director owns is a personal decision and, at this time, the board has chosen not to adopt a policy requiring ownership by officers or directors of a minimum number of shares.

Perquisites and Other Benefits

We provide certain of our Named Executive Officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation programs and philosophy. These benefits are intended to be part of a competitive overall compensation program that will enable us to attract and retain these executives. These benefits are also intended to provide job satisfaction and enhance productivity, provide for healthcare needs, and provide stability of benefits. They are not tied to any formal individual or company performance criteria. The type and amount of these benefits is reviewed annually by our Compensation Committee. During fiscal year 2008, we provided the benefits described below.

We provided comprehensive medical examinations to all of our Named Executive Officers to promote their personal health and work/life balance. We believe this benefits us as well as the individuals from improved health, productivity and longevity.

We also provided certain Named Executive Officers personal use of corporate club memberships to promote work/life balance, business entertainment, and their community affiliations. During fiscal year 2008, we transferred a club membership from the company’s ownership to Dr. Farrell, in connection with the transition of his responsibilities. The amount was “grossed up”, that is, the company also paid Dr. Farrell an amount sufficient to reimburse him for any income taxes payable in connection with the transfers, including any taxes payable in connection with the reimbursement.

We participate in a fractional interest program for private aircraft. We make private air travel under that program available for business use by our executive chairman, our chief executive officer and to a lesser extent and only with the approval of our chief executive officer, by our other Named Executive Officers. This provides for more efficient use of their time and provides a more confidential and secure travel environment.

We also make private air travel under that program available to our executive chairman for personal use. Other Named Executive Officers may travel for personal use together with the executive chairman. Finally, Named Executive Officers may invite their spouses or other guests to accompany them on aircraft under that program during specified business trips when space is available.

Our chief executive officer is authorized to make limited exceptions to this policy, if viewed as essential or appropriate under the circumstances.

When any travel by a Named Executive Officer, spouse or guest does not meet the IRS standard for “business use,” the cost of the travel at Standard Industry Fare Level rates is imputed as income to the officer. We do not reimburse the officers for taxes on that imputed income. We reflect all personal use as a perquisite at our incremental cost as set forth in our Summary Compensation Table. We believe these policies are appropriate in providing a competitive overall compensation package, particularly to our chief executive officer, and in enhancing security and productivity.

We have provided company car or car allowances to certain of our Named Executive Officers, which also allows for personal use of the vehicles. This benefit is provided based on the extent to which vehicle benefits are a competitive practice in the relevant markets as supported by data provided by our compensation consultants and, in the need for certain Named Executive Officers to maintain residences in more than one of our world-wide locations. During the fiscal year, in connection with the transition of his responsibilities, we transferred to Dr. Farrell a car previously owned by the Company, which had been available for his use in Australia. The fair market value ($164,035) of the car was included in “All Other Compensation” above. This value was based upon a midpoint of transaction ranges from an automotive pricing guide for used cars in Australia. The amount shown has been converted to US dollars. Additionally, based upon the fair market value of the car, the Company “grossed up” the transaction, that is, the Company also paid Dr. Farrell an amount sufficient to reimburse him for any taxes payable in connection with the transfer and the tax reimbursement. Our Chief Operating Officer – Europe receives a monthly motor vehicle allowance of $1,500.

In connection with job transfers, we have provided relocation benefits. In connection with our Chief Operating Officer – Europe’s job transfer from Sweden to Switzerland we provided him with financial assistance for set-up of his home in Switzerland. These benefits ensure that we continue to attract high caliber employees in global regions, encourage their relocation, avoid distraction, and mitigate expenses the officers might otherwise incur in connection with relocation. In addition, the company provided Mr. Gallahue with a tax equalization payment in fiscal year 2008 that was related to his temporary employment relocation to our Sydney office in prior years.

We provided certain of our Named Executive Officers with benefits in connection with a sales incentive award travel program. The company believes their participation in this program enhances the overall sales incentive program and requires their attendance, to the extent determined by the appropriate operating officer. The cost of this benefit includes the incremental cost to us of travel, hotel, meals, entertainment and other expenses for the Named Executive Officer and the officer’s spouse or guest. The cost also includes amounts we reimburse the officer for the tax associated with the personal income imputed to the officer in connection with the program. But we do not reimburse for tax associated with amounts related to the officer’s spouse or guest. For fiscal year 2008, this cost reflects the incremental cost that is not related to costs incurred by the Named Executive Officers at such events for business purposes. This change reflected the Compensation Committee’s decision that the Named Executive Officers’ attendance in this program is a part of their general business duties.

We also offer paid time off, medical plans, dental plans, vision plans, defined contribution plans, and disability and life insurance plans. Named Executive Officers participate in these benefit programs on the same basis as other similarly-situated employees in their respective locations.

Change of Control and Termination Arrangements

Our form of option award agreement for Named Executive Officers provides:

•	an extended option exercise period of one year following termination of employment of the executive for any reason, to facilitate option exercises following termination; and

•	accelerated option vesting if, within two years following a change in control, we involuntarily terminate the executive’s employment, or the executive terminates employment for good reason.

These provisions are intended to facilitate financial planning following termination of employment and to ensure that the executive would be in a position to exercise his options and sell the underlying shares when he is not in possession of material public information about us. In addition, these provisions protect the intended economic benefit of the options in the event of terminations of employment in connection with certain change of control transactions.

We have additional agreements with each of our Named Executive Officers and certain other members of our senior management team. These agreements provide certain change of control payments and benefits, including accelerated option vesting on a change of control. These agreements also provide for certain additional compensation and benefits, including severance payments based on a multiplier (based on position) of salary, bonus and other benefits, and limited tax-gross up payments, to be made to the Named Executive Officers if their employment is terminated under specified circumstances within six months before or two years after a change of control. There are three tiers of participation in these agreements: 1) with our executive chairman and chief executive officer, with a benefit multiplier of two; 2) with our other executive officers (which includes all of the other Named Executive Officers) with a benefit multiplier of one and one-half; and 3) with the other selected members of management with a benefit multiplier of one. All severance benefits (other than option acceleration) are payable only after a double trigger, that is, only after both a change of control and a termination under specified circumstances. A description of the material terms of our change of control arrangements can be found beginning on page 24 of this proxy statement under “Potential Payments On Termination or Change of Control – Change of Control Agreements”. These agreements are maintained in order to recruit and retain new executives. Both Mr. Eisen’s and Mr. Serzen’s agreements were cancelled as part of their transition out of their executive officer roles, without payment under the agreements. Dr. Farrell’s agreement remains in effect while he continues in his role as executive chairman.

We also have stock option agreements for all employees that provide for accelerated option vesting upon a change of control. We provide these vesting terms for employees who are not members of senior management for reasons similar to those described above for senior management. In addition, we believe it is consistent with our culture to provide similar benefits to all employees holding options.

Tax Considerations

Section 162(m) of the US Internal Revenue Code limits the US federal income tax deductions of publicly-traded companies to the extent total compensation for certain Named Executive Officers exceeds $1 million in any one year. Under Section 162(m) the deduction limit does not apply to payments that constitute “qualified performance-based compensation.” Generally, objectively determinable performance bonus payments and option grants to our Named Executive Officers are intended to constitute “qualified performance-based compensation” under Section 162(m) and not be subject to the Section 162(m) limit. However, in certain circumstances, the Committee may provide bonus payments, option grants, and other payments and awards that do not constitute “qualified performance-based compensation,” if the Committee determines such payments and awards would be in the best interest of the Company. If compensation to certain Named Executive Officers does not constitute “qualified performance-based compensation,” the Company’s deduction for US federal income tax purposes for such compensation may be wholly or partially disallowed under Section 162(m). There is a risk that a portion of Mr. Gallahue’s compensation paid under the bonus program for fiscal year 2008 might not constitute “qualified performance-based compensation” under Section 162(m) as his transition to Chief Executive Officer and President, and the corresponding adjustments in the bonus program occurred later than 90 days following the commencement of the fiscal year.

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on excess parachute payments, which are compensatory payments or benefits that are contingent on a change in the control and exceed in the aggregate three times the executive’s base amount. Excess parachute payments are subject to a 20% excise tax and our compensation deduction in respect of the excess parachute payments is disallowed. If we were to be subject to a change of control, certain amounts received by our executives (for example, amounts attributable to the accelerated vesting of stock options and certain of the severance payments) could be excess parachute payments. The change of control agreements generally provide that tax gross up payments will be made only if the aggregate payments and distributions to the executive are 10% or greater than 2.99 times the executive’s “base amount,” as calculated under relevant US Internal Revenue Code provisions.

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded, paid to, or earned by each of our Named Executive Officers for all services rendered in all capacities to us for the fiscal year ended June 30, 2007, and fiscal year ended June 30, 2008. Certain of our executive officers were paid in the local currencies of Australia, Sweden and Switzerland that are represented here in US dollars based on the application of the quarterly currency conversion rates.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Peter C. Farrell,	2008	$557,500	$40,000	$1,418,274	$294,179	$526,808	$2,836,761
Executive Chairman and Former Chief Executive Officer	2007	$613,958	$56,126	$1,153,669	$413,583	$171,483	$2,408,819

Kieran Gallahue,	2008	$547,500	$0	$1,105,179	$495,336	$204,868	$2,352,883
President & Chief Executive Officer*	2007	$400,000	$33,826	$445,211	$211,288	$138,014	$1,228,339

Brett Sandercock,	2008	$325,286	$0	$463,222	$160,508	$31,627	$980,643
Chief Financial Officer	2007	$247,999	$17,096	$296,579	$106,791	$3,228	$671,693

David Pendarvis, Sr. VP,	2008	$347,500	$0	$426,687	$169,331	$26,923	$970,441
General Counsel & General Counsel	2007	$315,000	$21,715	$305,807	$135,642	$48,833	$826,997

Lasse Beijer,	2008	$279,862	$93,120	$230,863	$172,986	$82,848	$859,679
Chief Operating Officer – Europe	2007	N/A

Rob Douglas,	2008	$280,419	$0	$371,795	$139,108	$28,201	$819,523
Chief Operating Officer – Sydney	2007	N/A

Keith Serzen,	2008	$348,750	$0	$511,949	$177,403	$47,315	$1,085,417
Former Chief Operating Officer – Americas**	2007	$321,250	$6,574	$456,810	$165,147	$50,839	$1,000,620

*	Mr. Gallahue transitioned to the role of Chief Executive Officer on January 1, 2008.
**	Mr. Serzen resigned as Chief Operating Officer – Americas on April, 9, 2008, but will remain employed by us in a non-executive officer capacity through June 30, 2009.
(1)	Includes salary deferred under the ResMed US 401(k) Plan. Had these amounts not been deferred, they would have been payable to the officer in cash during the year.
(2)	Dr. Farrell received a discretionary bonus cash payment of $40,000 based upon the successful transition from Chief Executive Officer to Executive Chairman on January 1, 2008. See “Compensation Discussion and Analysis – Annual Performance Based Bonuses” for more details. Mr. Beijer received a sign-on bonus as a result of his transition to COO – Europe.
(3)	The amounts shown are total compensation cost recognized by us in fiscal year 2008 related to the grants of stock options in fiscal year 2008 and earlier fiscal years, as prescribed by Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment, as amended (the “Statement of Financial Accounting Standards No. 123R”). For a discussion of valuation assumptions, see Note 2(r) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2008; except that, for purposes of the amounts shown, no forfeitures were assumed to take place.

The table below shows how much of the overall amount of the compensation cost is attributable to each award.

Named Executive Officer	Grant Date	Exercise Price	Number of Options in Original Grant	2008 Fiscal Year Compensation Cost
Peter C. Farrell	November 7, 2007	$42.05	100,000	$211,932
	November 10, 2006	$46.19	200,000	$733,503
	February 3, 2006	$38.50	120,000	$404,546
	January 20, 2005	$24.94	120,000	$68,293

Kieran Gallahue	November 7, 2007	$42.05	300,000	$635,795
	November 10, 2006	$46.19	75,000	$275,064
	February 3, 2006	$38.50	50,000	$168,563
	January 20, 2005	$24.94	12,000	$11,014
	September 1, 2004	$23.89	100,000	$14,743

Brett Sandercock	November 7, 2007	$42.05	65,000	$137,756
	November 10, 2006	$46.19	45,000	$165,038
	July 7, 2006	$47.75	10,000	$44,341
	February 3, 2006	$38.50	20,000	$67,424
	December 1, 2005	$40.80	10,000	$35,447
	January 20, 2005	$24.94	24,000	$13,216

David Pendarvis	November 7, 2007	$42.05	65,000	$137,756
	November 10, 2006	$46.19	40,000	$146,701
	February 3, 2006	$38.50	35,000	$117,995
	January 20, 2005	$24.94	40,000	$24,235

Lasse Beijer	November 7, 2007	$42.05	5,000	$10,597
	August 1, 2007	$43.42	36,000	$112,915
	November 10, 2006	$46.19	14,000	$51,345
	February 3, 2006	$38.50	14,000	$47,197
	January 20, 2005	$24.94	16,000	$8,809

Rob Douglas	November 7, 2007	$42.05	45,000	$95,369
	November 10, 2006	$46.19	35,000	$128,363
	February 3, 2006	$38.50	40,000	$134,847
	January 20, 2005	$24.94	24,000	$13,216

Keith Serzen	November 7, 2007	$42.05	55,000	$116,563
	November 10, 2006	$46.19	45,000	$165,038
	September 1, 2006	$40.68	10,000	$36,950
	February 3, 2006	$38.50	45,000	$151,707
	January 20, 2005	$24.94	12,000	$6,607
	January 3, 2005	$25.55	60,000	$35,084

Stock options granted in fiscal years 2008 and 2007 were issued under our 2006 Stock Incentive Award Plan, are exercisable for a maximum period of 7 years after the grant date and have an exercise price equal to closing price of our common stock on the New York Stock Exchange on the grant date. Stock options granted in fiscal year 2006 and earlier years were made under our 1997 Equity Participation Plan, are exercisable for a maximum of 10 years after the grant date, and have an exercise price equal to closing price of our common stock on the New York Stock Exchange on the last trading day before the grant date. Stock options granted after December 1, 2005, through the end of fiscal year 2008 are exercisable 25% per year on each anniversary of the grant date, while stock options granted in fiscal year 2003, 2004, 2005, and through November 30, 2005, in fiscal year 2006 are exercisable 33% per year on each anniversary of the grant date. This exercise schedule may be accelerated in certain specific situations, subject to earlier termination in connection with a termination of service with us.

(4)	Represents actual payouts under our performance-based cash bonus programs for the fiscal years shown. See “Compensation Discussion and Analysis – Annual Performance Based Bonuses” and the “Grants of Plan Based Awards Table” for a more complete description of the 2008 bonus programs.

(5)	The amounts shown consist of our incremental cost for the provision to the Named Executive Officers of certain specified perquisites, as follows:

Named Executive Officer	Medical Exams	Personal Use of Company Aircraft(a)	Personal Use of Corporate Club Memberships(b)		Sales Incentive Award Trip(c)		Company Car(d)	All Other Compensation(e)
			Membership Fee	Tax Gross Up	Travel	Tax Gross Up	Allowance	Others	Tax Gross Up
Peter C. Farrell	$2,037	$64,326	$86,093	$65,845	$11,408	$5,482	$39,627	$164,035	$144,012
Kieran Gallahue	$0	$0	$0	$0	$15,223	$7,312	$0	$1,683	$179,931
Brett Sandercock	$0	$0	$0	$0	$0	$0	$0	$0	$0
David Pendarvis	$1,490	$30,750	$5,393	$0	$16,045	$7,707	$0	$0	$0
Lasse Beijer	$0	$0	$0	$0	$0	$0	$13,392	$16,703	$0
Rob Douglas	$620	$0	$0	$0	$0	$0	$0	$0	$0
Keith Serzen	$1,280	$0	$5,393	$0	$29,814	$14,323	$0	$0	$0

(a)	We have access to private aircraft through a fractional ownership program. The incremental cost of the personal use of this aircraft reflected above is based on the operating costs to us, including fuel costs, mileage, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees, monthly management fees, amortization and other miscellaneous costs.
(b)	Dr. Farrell, Mr. Pendarvis and Mr. Serzen share, on a pro-rata basis, of golf club membership ($16,179.12). Also, a golf club membership valued at $77,850 was transferred from the company’s ownership to Dr. Farrell, in connection with the transition of his responsibilities. The amount was “grossed up”, that is, the company also paid Dr. Farrell an amount sufficient to reimburse him for any income taxes payable in connection with the transfers, including any taxes payable in connection with the reimbursement. A membership to an art society in Sydney for Dr. Farrell is also included.
(c)	We provided certain of our Named Executive Officers with benefits in connection with a sales incentive award travel program. Amounts above represent the cost of participation by executive officers in that program. The cost includes the incremental cost to us of travel, hotel, meals, entertainment and other expenses for the executive officer and the officer’s spouse or guest. The cost also includes amounts we reimburse the officer for the tax associated with income imputed to the officer in connection with the program.
(d)	We have provided company car or car allowances to certain of our Named Executive Officers.
(e)	During the fiscal year, in connection with the transition of his responsibilities, we transferred to Dr. Farrell a car previously owned by the Company, which had been available for his use in Australia. The fair market value ($164,035) of the car was included in “All Other Compensation” above. This value was based upon a mid point of private party transaction ranges from an automotive pricing guide for used cars in Australia. The amount shown has been converted to US dollars. Additionally, based upon the fair market value of the car, the Company “grossed up” the transaction, that is, the Company also paid Dr. Farrell an amount sufficient to reimburse him for any taxes payable in connection with the transfers and the tax reimbursement.

The company provided Mr. Gallahue with tax equalization payments (shown as Tax Gross Up) in fiscal year 2008 that were related to his temporary employment relocation to our Sydney office in prior years.

In connection with job transfers, we have provided relocation benefits to certain of our Named Executive Officers. Amounts shown for Mr. Beijer represent financial assistance for set-up of his home in Switzerland.

The amounts shown as “All Other Compensation” include Company matching contributions made under our US 401(k) Plan and certain government mandated defined contribution programs in Australia under the ResMed Limited Superannuation Plan, and executive long-term disability and life insurance premiums paid by us on behalf of the Named Executive Officers as follows:

Named Executive Officer	Company contribution to 401(k) and non-US Retirement(a)	Insurance Premiums(b)
Peter C. Farrell	$9,000	$3,529
Kieran Gallahue	$6,975	$2,507
Brett Sandercock	$29,276	$2,351
David Pendarvis	$7,100	$2,746
Lasse Beijer	$46,653	$6,100
Rob Douglas	$25,238	$2,343
Keith Serzen	$12,267	$3,475

(a)	The contributions to the plan are made by us for each of the named executive officers on the same terms as are applicable to all other employees. In the US, we make a matching contribution to the plan equal to 4% of eligible participants’ (including the Named Executive Officers’) before-tax contributions and after-tax contributions, up to a maximum of 6% of the participant’s base salary, normal bonus and commissions, subject to Internal Revenue Code limits on the maximum amount of pay that may be recognized. A participant is immediately vested in the ResMed match portion of his or her contribution to the plan. In other regions, company contributions to superannuation funds vary.
(b)	We pay the cost of term life and disability insurance for each of the Named Executive Officers on the same basis as for all other eligible employees. We also pay the cost of an executive long-term disability policy which provides for additional benefits for US-based executives not generally available to other employees. Amounts shown above represent the premiums paid for both generally-available and additional insurance.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers for the fiscal year ended June 30, 2008.

Named Executive Officer	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options(3)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold	Target	Maximum
Peter C. Farrell	11/7/2007	$225,000	$450,000	(2)	100,000	$42.05	$1,312,000
Kieran Gallahue	11/7/2007	$337,500	$675,000	(2)	300,000	$42.05	$3,936,000
Brett Sandercock	11/7/2007	$121,875	$243,750	(2)	65,000	$42.05	$852,800
David Pendarvis	11/7/2007	$115,375	$230,750	(2)	65,000	$42.05	$852,800
Lasse Beijer	11/7/2007	$109,932	$219,864	(2)	5,000	$42.05	$65,600
	8/1/2007				36,000	$43.42	$493,920
Rob Douglas	11/7/2007	$105,625	$211,250	(2)	45,000	$42.05	$590,400
Keith Serzen	11/7/2007	$115,375	$230,750	(2)	55,000	$42.05	$721,600

(1)	Represents potential payouts under our annual performance based cash bonus program for fiscal year 2008. See “Compensation Discussion and Analysis – Annual Performance Based Cash Bonuses” for a more complete description of the 2008 bonus program. The bonuses actually paid under the 2008 bonus program are reflected in the Summary Compensation Table.
(2)	There is no cap on the amounts payable under our bonus plans.
(3)	Stock options granted to our executive offices in fiscal year 2008 were issued under our 2006 Stock Incentive Plan and are exercisable 25% per year on each anniversary of the grant date starting on the first anniversary of the grant date and have an exercise price equal to the closing price of our common stock on the New York Stock Exchange, or NYSE, on the grant date.
(4)

The dollar value of the options shown represents the grant date fair value based on the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under the Statement of Financial Accounting Standards No. 123R.

The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The following assumptions were used in the Black-Scholes model:

	November 7, 2007	August 1, 2007
Market price of stock	$42.05	$43.32
Exercise price of option	$42.05	$43.32
Expected stock volatility	27.41%	26.87%
Risk-free interest rate	3.88%	4.55%
Expected life	4.83 years	4.68 years
Dividend yield	Nil	Nil

Outstanding Equity Awards at Fiscal Year(s) End

The following table sets forth summary information regarding the outstanding equity awards held by our Named Executive Officers at June 30, 2008.

Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date
Peter C. Farrell	0	100,000	$42.05	November 6, 2014
	50,000	150,000	$46.19	November 9, 2013
	60,000	60,000	$38.50	February 2, 2016
	120,000	0	$24.94	January 19, 2015
	120,000	0	$20.75	December 18, 2013
	120,000	0	$12.71	July 10, 2012
	160,000	0	$25.28	July 1, 2011
	11,200	0	$12.31	July 11, 2010

Kieran Gallahue	0	300,000	$42.05	November 6, 2014
	18,750	56,250	$46.19	November 9, 2013
	25,000	25,000	$38.50	February 2, 2016
	12,000	0	$24.94	January 19, 2015
	87,600	0	$23.89	August 31, 2014
	107,400	0	$15.99	January 12, 2013

Brett Sandercock	0	65,000	$42.05	November 6, 2014
	11250	33,750	$46.19	November 9, 2013
	2,500	7,500	$47.75	July 6, 2016
	10,000	10,000	$38.50	February 2, 2016
	5,000	5,000	$40.80	November 30, 2015
	20,000	0	$24.94	January 19, 2015
	8,000	0	$6.67	July 29, 2009

David Pendarvis	0	65,000	$42.05	November 6, 2014
	10,000	30,000	$46.19	November 9, 2013
	17,500	17,500	$38.50	February 2, 2016
	40,000	0	$24.94	January 19, 2015
	12,000	0	$20.75	December 18, 2013
	10,000	0	$18.70	May 26, 2013
	21,714	0	$13.82	September 30, 2012

Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date
Lasse Beijer	0	5,000	$42.05	November 6, 2014
	0	36,000	$43.42	July 31, 2014
	3,500	10,500	$46.19	November 9, 2013
	3,500	7,000	$38.50	February 2, 2016
	5,332	0	$24.94	January 19, 2015

Robert Douglas	0	45,000	$42.05	November 6, 2014
	8,750	26,250	$46.19	November 9, 2013
	20,000	20,000	$38.50	February 2, 2016
	24,000	0	$24.94	January 19, 2015
	3,868	0	$25.28	July 1, 2011

Keith Serzen	0	55,000	$42.05	November 6, 2014
	11,250	33,750	$46.19	November 9, 2013
	2,500	7,500	$40.68	August 31, 2016
	22,500	22,500	$38.50	February 2, 2016
	12,000	0	$24.94	January 19, 2015
	60,000	0	$25.55	January 2, 2015
	15,000	0	$21.99	September 30, 2013

(1)	The table below shows the vesting schedules relating to the option awards represented in the above table, by their expiration dates.

Option Awards Vesting Schedule

Expiration Date	Grant Date	Vesting Schedule
November 7, 2014	November 7, 2007	Four equal annual installments on November 7 of 2008, 2009, 2010 and 2011, subject to continued service with us.

November 9, 2013	November 10, 2006	Four equal annual installments on November 10 of 2007, 2008, 2009 and 2010, subject to continued service with us.

August 31, 2016	September 1, 2006	Four equal annual installments on September 1 of 2007, 2008, 2009 and 2010, subject to continued service with us.

July 6, 2016	July 7, 2006	Four equal annual installments on July 7 of 2007, 2008, 2009 and 2010, subject to continued service with us.

February 2, 2016	February 3, 2006	Four equal annual installments on February 3 of 2007, 2008, 2009 and 2010, subject to continued service with us.

November 30, 2015	December 1, 2005	Four equal annual installments on December 1 of 2006, 2007, 2008 and 2009, subject to continued service with us.

January 19, 2015	January 20, 2005	Three equal annual installments on January 20 of 2006, 2007 and 2008, subject to continued service with us.

January 2, 2015	January 3, 2005	Three equal annual installments on January 3 of 2006, 2007 and 2008, subject to continued service with us.

Option Exercises and Stock Vested

The following table summarizes the option exercises for each of our Named Executive Officers for the fiscal years ending June 30, 2008. None of our Named Executive Officers hold any stock awards.

Name Executive Officer	Number of Securities Acquired on Exercise	Value Realized on Exercise(1)
Peter C. Farrell	14,992	$485,413
Kieran Gallahue	0	$0
Brett Sandercock	10,000	$277,780
David Pendarvis	0	$0
Lasse Beijer	0	$0
Rob Douglas	8,000	$192,558
Keith Serzen	20,000	$513,274

(1)	Represents the difference between the market price of a share of common stock on the date of exercise, less the exercise price for each share so exercised.

Potential Payments on Termination or Change-of-Control

Beginning in July, 2007, we entered into agreements with each of our Named Executive Officers and certain other members of senior management (a total of 15 currently employed people as of September 24, 2008), that provide certain change of control payments and benefits.

Upon the effective date of a “change of control” as defined in the agreement, all of the executive’s unvested stock options will vest in full.

In addition, if at any time during the period that commences six months before and ends one year after the effective date of a “change of control,” an executive terminates employment under certain conditions described below, then the executive will be entitled to receive certain additional compensation and benefits from us. The conditions that entitle an executive to additional compensation are:

•	the executive voluntarily terminates his employment for “good reason” (as defined in the agreement); or

•	we terminate the executive’s employment other than for “cause;” or,

•	for termination before the change of control, such termination is at the request of the successor entity or is otherwise in anticipation of the change of control.

In the event of a qualifying termination, the executive will be entitled to compensation and benefits, including the following:

•

A severance payment equal to two times (in the cases of Dr. Farrell and Mr. Gallahue), or 1.5 times (in the cases of Mr. Sandercock, Mr. Pendarvis, Mr. Beijer and Mr. Douglas), of the sum of the executive’s; (a) the higher of (i) base salary for the year during which the executive’s employment is terminated; or (ii) the average of base salary paid to the executive in the prior three years; plus (b) the higher of (i) the highest actual bonus received by the executive during the past three years before the year of termination or (ii) the target bonus for the year during which the executive’s employment is terminated; plus (c) the amount we would be required to contribute on the executive’s behalf under our pension, 401(k), deferred compensation and other retirement plans based on the executive’s termination base salary;

•	the executive will become fully vested in the executive’s accrued benefits under all pension, 401(k), deferred compensation or any other retirement plans maintained by us;

•	all of the executive’s unvested stock options and shares of restricted stock will vest in full;

•

we will provide medical and dental health benefits for two years (in the cases of Dr. Farrell and Mr. Gallahue) or 1.5 years (in the cases of Mr. Sandercock, Mr. Pendarvis, Mr. Beijer and Mr. Douglas) following the date of termination; and

•

payment of an amount sufficient to offset the impact of any “excess parachute payment” excise tax payable by the executive pursuant to the provisions of the Internal Revenue Code if the aggregate payments and distributions to the executive exceed a threshold of 10% greater than 2.99 times the executive’s base amount.

All payments under the change of control agreements are designed to be paid in lump sum.

Throughout the change of control payout period (two years in the cases of Dr. Farrell and Mr. Gallahue and 1.5 years in the cases of Mr. Sandercock, Mr. Pendarvis, Mr. Beijer and Mr. Douglas), the executive will not induce any person in our employment to terminate such employment or accept employment with anyone other than us or, subject to certain limited exceptions, engage in any business or activity or render any services or provide any advice to any person, activity, business or entity that directly or indirectly competes in any material manner with us or meaningfully support any such person, business, entity or activity or initiate or further any such business or activity. In addition, as a condition to payment and provision of any benefits under the agreements, the executive must deliver a general release of claims in favor of us.

The initial term of the agreements terminates on July 9, 2010, the third anniversary of the effective date of the agreements. Unless either party gives notice of its intention not to renew, the term will be automatically extended for successive three-year periods.

“Cause” is generally defined as the executive’s (a) conviction or plea of guilty or nolo contendere of a misdemeanor involving moral turpitude, dishonesty or a breach of trust; (b) commission of any act of theft, fraud, embezzlement or misappropriation against us; (c) failure to devote substantially all of his or her business time to our business affairs or material breach of the terms of any employment-related agreement; (d) failure to comply with any corporate policies, which failure results or is likely to result in substantial injury, financial or otherwise, to us or our reputation; (e) unauthorized disclosure or use of our confidential information, which results or is likely to result in substantial injury, financial or otherwise, to us or our reputation; (f) violation of any rules or regulations of any governmental or regulatory body, which violation results or is likely to result in substantial injury, financial or otherwise, to us or our reputation; or (g) abuse of drugs, alcohol or illegal substances, which results or is likely to result in substantial injury, financial or otherwise, to us or our reputation.

A “change of control” is generally defined as (a) a transaction or series of transactions whereby any person or related group of people directly or indirectly acquires beneficial ownership of our securities possessing more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition, subject to certain exceptions; (b) individuals who, as of the date hereof, constitute the board cease for any reason to constitute at least a majority of the board, subject to certain exceptions; (c) the consummation by us of (i) a merger, consolidation, reorganization, or business combination, subject to certain exceptions; (ii) a sale or other disposition of all or substantially all of our assets in any single transaction or series of related transactions; or (iii) the acquisition of assets or stock of another entity, subject to certain exceptions; or (d) our stockholders approve a liquidation or dissolution of us.

“Good reason” is generally defined as (a) the assignment to executive of duties, responsibilities and authority that are materially diminished when compared with executive’s duties, responsibilities and authority with us immediately before the Change of Control; (b) a material reduction in executive’s base salary as in effect at the time of the Change of Control; (c) any failure by us to continue in effect any material benefit plan or arrangement in which the executive is participating at the time of the Change of Control; (d) any failure by us to continue in effect, or any material reduction in target bonus opportunity or any material increase in target performance objectives under, any bonus or incentive plan or arrangement in which the executive is participating at the time of the Change of Control; (e) any requirement by us that the executive be based anywhere that is at least fifty (50) miles away from both (i) the executive’s office location as of the date of the Change of Control and (ii) the executive’s then primary residence, except for required travel by the executive on our business; (f) any failure by us to obtain the assumption of this agreement by our successor or assign; or (g) any purported termination by us of executive’s employment which is not effected by a notice of termination satisfying the requirements set forth in the agreement.

Keith Serzen resigned as our Chief Operating Officer – Americas on April 9, 2008, but he will remain employed by us in a non-executive officer capacity through June 30, 2009. Mr. Serzen is not eligible for benefits under this change of control agreement.

In accordance with the requirements of the rules of the SEC, the following table presents our reasonable estimate of the benefits payable to the Named Executive Officers under our agreements assuming that a change of control and qualifying termination of employment occurred on June 30, 2008, the last business day of fiscal year 2008. Excluded are benefits provided to all employees, such as accrued vacation, and benefits provided by third parties under our life and other insurance policies. While we have made reasonable assumptions regarding the amounts payable, there can be no assurance that in the event of a qualifying termination in connection with a change of control, the Named Executive Officers will receive the amounts reflected below.

Name	Cash Severance(1)	Health and Insurance(2)	Retirement Plan Contributions(3)	Value of Option Acceleration(4)	Total Value(5)
Peter C. Farrell	$2,330,431	$10,436	$18,000	$0	$2,358,867
Kieran Gallahue	$2,340,672	$30,685	$13,950	$0	$2,385,307
Brett Sandercock	$779,750	$3,765	$43,914	$0	$827,429
David Pendarvis	$813,477	$16,202	$10,650	$0	$840,329
Lasse Beijer	$756,558	$11,893	$73,926	$0	$842,377
Rob Douglas	$675,785	$3,753	$42,041	$0	$721,580

(1)	Represents the dollar value of cash severance under the formula described above. The amounts do not include a pro-rated bonus for fiscal year 2008 as the trigger event occurs on the last day of fiscal 2008, and thus the payout would be the same as if the trigger event had not occurred.
(2)	Represents continued medical and dental benefits for the payout period, based on our current costs to provide such coverage.
(3)	Represents the dollar value of retirement plan contributions, under the formula described above, based on the executive’s termination base salary.
(4)	The value of option acceleration is $0 based on the closing price of over common stock ($35.74) on the NYSE on June 30, 2008, being in excess of the exercise prices for the outstanding options. All options would accelerate on the change of control, without a qualifying termination of employment. If additional options or shares of restricted stock are granted after the change of control but before a qualifying termination of employment, the vesting of such additional options and shares of restricted stock would accelerate upon the qualifying termination of employment.
(5)	Excludes the value to the executive of the continued right to indemnification by us. Executives will be indemnified by us and will receive continued coverage under our directors’ and officers’ liability insurance (to the extent applicable).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our 2008 annual report on Form 10-K and in this proxy statement for the 2008 annual meeting of stockholders.

COMPENSATION COMMITTEE

Ronald Taylor, Chair

Donagh McCarthy

Gary Pace

Richard Sulpizio

The above report of the Compensation Committee will not be deemed to be incorporated by reference to any filing by ResMed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that ResMed specifically incorporates it by reference.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes outstanding stock option plan balances as of June 30, 2008:

Plan Category	Number of securities to be issued on exercise of outstanding options(a)	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	9,683,816	$34.69	3,488,000	(b)
Employee stock purchase plan approved by security holders	N/A	N/A	260,591
Equity compensation plans not approved by security holders	0	$0	0

Total	9,683,816	$34.69	3,748,591

(a)	There are no full value awards outstanding and the weighed average term for outstanding options is 5.77 years.
(b)	All available shares are under the 2006 Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and individuals who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of change in ownership of our common stock and other equity securities. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received by ResMed, or written representations from certain reporting individuals, we believe that all Section 16(a) filing requirements applicable to our directors, Named Executive Officers and 10% stockholders during fiscal year 2008 were satisfied.

AUDIT MATTERS

Audit Fees

The following table presents fees for professional audit services by KPMG LLP for the audit of our annual financial statements for fiscal years 2008 and 2007, and fees billed for other services rendered by KPMG LLP.

Fees	2008	2007
Audit Fees(1)	$2,180,420	$1,969,259
Audit Related Fees(2)	$0	$0
Total Audit and audit related fees	$2,180,420	$1,969,259
Tax Fees	$0	$0
All Other Fees	$0	$0
Total Fees	$2,180,420	$1,969,259

(1)	Fees for audit services consisted of: (i) audit of our annual financial statements; (ii) reviews of our quarterly financial statements; (iii) consents and other services related to SEC matters and (iv) Sarbanes-Oxley Act, Section 404 Attestation Report (approximately $1.0 million).
(2)	Fees for audit-related services normally consist of: (i) audits and/or due diligence associated with mergers/acquisitions; (ii) financial accounting and reporting consultations; (iii) Sarbanes-Oxley Act, Section 404 advisory services; and (iv) employee benefit plan audits.

KPMG did not perform any other non-audit services during fiscal year 2008.

Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit fees.

Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of KPMG LLP was approved in advance by our Audit and Compliance Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

Audit Committee Report

Following is the report of the Audit Committee with respect to ResMed’s audited financial statements for the fiscal year ending June 30, 2008, and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for each of the three years in the period ended June 30 and the notes thereto.

The role of the Audit Committee is to oversee ResMed’s financial reporting process on behalf of the board of directors. ResMed’s management has the primary responsibility for its financial statements as well as its financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of ResMed’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors ResMed’s audited financial statements as of and for the year ended June 30, 2008. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from ResMed.

The members of the Audit Committee are not engaged in the accounting or auditing profession and are not involved in day-to-day operations of ResMed. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinion, reports and statements presented to them by ResMed’s management and by the independent auditors. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that ResMed’s financial statements are accurate, that the audit of the financial statements has been conducted in accordance with generally accepted auditing standards or that ResMed’s auditors meet the applicable standards for auditor independence.

Based on the reports and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in ResMed’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Michael A. Quinn, Chair

Christopher G. Roberts

John Wareham

The above report of the Audit Committee will not be deemed to be incorporated by reference to any filing by ResMed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that ResMed specifically incorporates it by reference.

MATTER TO BE ACTED ON – PROPOSAL 1:

ELECTION OF DIRECTORS

Our bylaws authorize a board of directors with between 1 and 13 members, with the exact number to be specified by the board of directors from time to time. The current authorized number of directors is nine.

The board is divided into three classes. One class is elected every year at the Annual Meeting of Stockholders for a term of three years. The class of directors whose term expires in 2008 has three members, Donagh McCarthy, Christopher G. Roberts, and John Wareham. At the May 2008 meeting of the board of Directors, Donagh McCarthy announced his voluntary resignation from the board effective as of the Annual Meeting. The board adopted a resolution thanking Mr. McCarthy for his service and reducing the number of the board of directors to eight, effective as of the date of the Annual Meeting. Accordingly, two directors are to be elected at the 2008 Annual Meeting of Stockholders, who will hold office until the 2011 Annual Meeting of Stockholders or until the director’s prior death, disability, resignation or removal.

On recommendation of the Nominating and Governance Committee, the board of directors has nominated each of Christopher G. Roberts and John Wareham for re-election as a director at the meeting. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified. If either Christopher G. Roberts or John Wareham becomes unable or unwilling to serve as directors, the proxies will be voted for the election of such other person, if any, as the board of directors shall designate.

Effective January 1, 2008, Dr. Peter Farrell resigned as Chief Executive Officer, but continues to serve as Executive Chairman of the Board. Effective January 1, 2008, Kieran Gallahue was promoted to Chief Executive Office and was appointed to serve as a director with a term of office until 2010.

Information concerning the nominees for director and the other directors who will continue in office after the Annual Meeting is set forth below:

Name	Current Term Expiration	Age	Position
Peter C. Farrell	2009	66	Executive Chairman of the Board
Gary W. Pace(2)(3)	2009	60	Director
Ronald Taylor(2)(3)	2009	60	Director
Kieran Gallahue	2010	45	Chief Executive Officer, President and Director
Michael A. Quinn(1)(3)	2010	60	Director
Richard Sulpizio(2)(3)	2010	58	Director
Christopher G. Roberts(1)(3)	2008	54	Director, nominee for re-election
John Wareham(1)(3)	2008	67	Director, nominee for re-election

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Governance Committee

The following biographical information is furnished with regard to our directors (including nominees) as of June 30, 2008.

Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2011 Annual Meeting of Stockholders

Christopher G. Roberts, Ph.D., has served as our non-executive director since September 1992. He also served as our director from August 1989 to November 1990. Since February 2004, he has been Chief Executive Officer and President of Cochlear Limited, an ASX-listed cochlear implant company for the treatment of severe and profound deafness. Between August 1992 and January 2004, he was ResMed’s Executive Vice President responsible for European and Asia-Pacific activities. Between 1976 and 1992 he served in various positions in medical device companies, including President of BGS Medical (Denver, Colorado), an orthopedic implant company. Dr. Roberts holds a B.E. in chemical engineering with honors from the University of New South Wales, an M.B.A. from Macquarie University and a Ph.D. in biomedical engineering from the University of New South Wales. He is a Fellow of the Australian Academy of Technological Sciences and Engineering (FTSE) and a Fellow of the Australian Institute of Company Directors (FAICD). He was a member of the National Health and Medical Research Council (NHMRC), Australia’s health and medical research and advisory body for the 2003-2006 triennium, and is the Chairman of Research Australia, a non-profit organization.

John Wareham has served as our director since January 2005. From September 1993 to January 2004, Mr. Wareham was the President of Beckman Coulter, Inc. a NYSE-listed biomedical company that develops and markets instruments, chemistries, software and supplies to simplify and automate laboratory processes. Mr. Wareham also served as CEO from August 1998 to February 2005 and Chairman from January 1999 to April 2005. Before joining Beckman Coulter in 1984, Mr. Wareham was President of Norden Laboratories, Inc., a wholly-owned subsidiary of SmithKline Beckman. He first joined a predecessor of SmithKline Beckman Corporation in 1968. Mr. Wareham is a director and non-executive Chairman of STERIS Corporation, a NYSE-listed market leader in infection prevention, decontamination and health science technologies, products and services, and a director of Greatbatch Inc., a NYSE-listed developer and manufacturer of critical components used in implantable medical devices and other technically demanding applications. Mr. Wareham joined the Board of Accuray, Inc. in February, 2008. Accuray is involved in the radiosurgery market. Mr. Wareham holds a B.S. in Pharmacy from Creighton University in Omaha, Nebraska, and an MBA from Washington University in St. Louis, Missouri.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TWO NOMINEES TO THE BOARD OF DIRECTORS.

Directors Continuing in Office until the 2010 Annual Meeting of Stockholders

Kieran T. Gallahue has served as our Chief Executive Officer and director since January 1, 2008 and has been our President since September 2004. He began his career at ResMed in January 2003 as President and Chief Operating Officer of the Americas. Before joining ResMed, Mr. Gallahue served as President of Nanogen, Inc., a San Diego-based DNA research and medical diagnostics company. Mr. Gallahue also held roles of Chief Financial Officer and Vice President of Strategic Marketing for Nanogen. From 1995 to 1997 he served as Vice President of the Critical Care Business Unit for Instrumentation Laboratory, or IL. Before 1995, Mr. Gallahue held various marketing, sales and financial positions within IL, Procter & Gamble and GE. Mr. Gallahue holds a B.A. from Rutgers University and an M.B.A. from Harvard Business School.

Michael A. Quinn has served as our director since September 1992. Since April 1999, Mr. Quinn has been the Chief Executive Officer of Innovation Capital, an Australian/U.S. venture capital fund. From February 1992 to April 1999, he was a management and financial consultant. From July 1988 to January 1992, Mr. Quinn served as Executive Chairman of Phoenix Scientific Industries Limited, a manufacturer of health care and scientific products and listed on the Australian Stock Exchange. Before that, Mr. Quinn was a co-founder and managing director of Memtec, a NYSE-listed environmental filtration company. Mr. Quinn holds both a B.Sc. in physics and applied mathematics and a B.Ec. from the University of Western Australia and an M.B.A. from Harvard University. He is currently a member of the board of directors of QRxPharma, a clinical-stage specialty pharmaceutical company listed on the Australian Stock Exchange, and of CAP-XX Limited, a London Stock Exchange-listed company that manufactures and markets super capacitors.

Richard Sulpizio has served as our director since August 2005. Mr. Sulpizio retired in July 2001 as President and COO of QUALCOMM, INC., a NASDAQ-listed wireless communication company. After his retirement, QUALCOMM asked Mr. Sulpizio to serve as President of QUALCOMM China from May 2002 to March 2003, and then as President of QUALCOMM Europe from January 2004 to September 2004. In March 2005, Mr. Sulpizio returned to QUALCOMM and served until December 2005 as President and CEO of MediaFLO, USA, Inc, a QUALCOMM subsidiary, chartered with bringing multimedia services to the wireless industry. Before joining QUALCOMM, Mr. Sulpizio spent eight years with Unisys Corporation, a diversified computer and electronics company, and 10 years with Fluor Corporation, an engineering and construction company. Mr. Sulpizio was a member of the Board of Directors of QUALCOMM, INC., from 2000 until 2007. Mr. Sulpizio is also on the Advisory Board of Focus Ventures, a Palo Alto based venture capital company. Mr. Sulpizio is on the advisory board of the University of California San Diego’s Sulpizio Family Cardiovascular Center and chairs the board of the Danny Thompson Memorial Leukemia Foundation. Mr. Sulpizio holds a B.A. from California State University, Los Angeles, and an M.S. in Systems Management from the University of Southern California.

Directors Continuing in Office until the 2009 Annual Meeting of Stockholders

Peter Farrell has served as our Executive Chairman of the Board since January 1, 2008. He has been a director of ResMed since June 1989 and served as Chief Executive Officer of ResMed from July 1990 until December 2007. From ResMed’s inception until September 2004, Dr. Farrell was also ResMed’s President. From July 1984 to June 1989, Dr. Farrell served as Vice President, Research and Development at various subsidiaries of Baxter International, Inc. (“Baxter”), and from August 1985 to June 1989, he also served as Managing Director of the Baxter Center for Medical Research Pty Ltd., a subsidiary of Baxter. From January 1978 to December 1989, he was Foundation Director of the Center (now Graduate School) for Biomedical Engineering at the University of New South Wales where he currently serves as a Visiting Professor. He holds a B.E. in chemical engineering with honors from the University of Sydney, an S.M. in chemical engineering from the Massachusetts Institute of Technology, a Ph.D. in chemical engineering and bioengineering from the University of Washington, Seattle and a D.Sc. from the University of New South Wales. Dr. Farrell was named 1998 San Diego Entrepreneur of the Year for Health Sciences, Australian Entrepreneur of the Year in 2001 and US National Entrepreneur of the Year for 2005 in Health Sciences. In August 2000, he was named Vice Chairman of the Executive Council of the Harvard Medical School Division of Sleep Medicine. In addition to his responsibilities with ResMed, Dr. Farrell is a director of NuVasive, Inc., a NASDAQ-listed company that develops and markets products for the surgical treatment of spine disorders; Pharmaxis Limited, an ASX and NASDAQ-listed specialist pharmaceutical company, and is the non-executive chair of QRxPharma, a clinical-stage specialty pharmaceutical company listed on the ASX. He is a Fellow or Honorary Fellow of several professional bodies.

Gary W. Pace, Ph.D., has served as our director since July 1994. Dr. Pace is a co-founder, director, and consultant to QRxPharama, a clinical-stage specialty pharmaceutical company listed on the ASX, and he was formerly the chairman and chief executive officer of a predecessor company to QRxPharma. Dr. Pace is also a Visiting Scientist at the Massachusetts Institute of Technology (MIT). In addition to ResMed, he serves as a Director of Transition Therapeutics, a Canadian Venture Exchange-listed Canadian biopharmaceutical company developing new therapies; Celsion Corp., an amEX- listed device and drug development company; and Peplin Ltd., an ASX-listed biopharmaceutical company. From 1995 to 2001, Dr. Pace was President and CEO of RTP Pharma, a developer of nano-articulate technology. From 2000 to 2002, Dr. Pace was Chairman and CEO of Waratah Pharmaceuticals Inc., a spin-off company from RTP Pharma. From 1993 to 1994, Dr. Pace was the founding President and Chief Executive Officer of Transcend Therapeutics Inc. (formerly Free Radical Sciences Inc.), a biopharmaceutical company. From 1989 to 1993, he was Senior Vice President of Clintec International, Inc., a Baxter/Nestle joint venture and manufacturer of clinical nutritional products. Dr. Pace holds a B.Sc. with honors from the University of New South Wales and a Ph.D. from MIT.

Ronald Taylor has served as our director since January 2005. Mr. Taylor is a director of Watson Pharmaceuticals, Inc., a NYSE-listed specialty pharmaceutical company; Red Lion Hotels Corp, a NYSE-listed hospitality company; Safelife Corporation, a developer of antimicrobial technology, and Aethon Corp, a privately-held provider of robotic delivery systems for hospitals. Mr. Taylor is Chairman of the Board of three privately-held companies: 3E Company, an outsourcing business for environmental health and safety; EMN8 Corporation, a manufacturer of self-service terminals for quick service restaurants; and Asteres, Inc., a manufacturer of automated pharmaceutical prescription dispensers for chain drug stores. From 2002 until 2005, he served as chair of the ResMed Foundation. Mr. Taylor resigned from the Foundation board in connection with his appointment to the ResMed Board of Directors. In 1987, Mr. Taylor founded Pyxis Corporation, a manufacturer of automated drug dispensers for hospitals, where he served as Chairman, President, and Chief Executive Officer until its purchase by Cardinal Health, Inc., in 1996. Before founding Pyxis, Mr. Taylor was responsible for the operations and international sales at Hybritech, Inc., a biotechnology company, for six years. Before joining Hybritech, he served over ten years in management roles at Allergan Pharmaceuticals. Mr. Taylor received a B.A. from the University of Saskatchewan and an M.A. from the University of California, Irvine.

CORPORATE GOVERNANCE

Board Independence

Our board of directors has determined that each of Messrs. McCarthy, Pace, Quinn, Roberts, Sulpizio, Taylor, and Wareham is an independent member of the board of directors under the listing standards of the NSYE and they, and their respective family members, have no material relationship with us, commercial or otherwise, that would impair such director’s independence. The board also determined that each member of the Audit, Nominating and Governance, and Compensation Committees is “independent” as required by the applicable listing standards of the NYSE and that each of the members of the Audit Committee are independent as required by the applicable laws of the SEC. The board determined that Dr. Farrell and Mr. Gallahue each have a material relationship with us as our executive officer that prohibited him from being considered “independent” under applicable standards.

The following relationships or transactions were considered by our board of directors in making its independence decisions: In April 2007, Dr. Farrell was appointed Chairman of the Board of QRxPharma Limited, a clinical stage specialty pharmaceutical company listed on the Australian Stock Exchange. Mr. Quinn and Dr. Pace are also directors of QRxPharma. Dr. Pace is a co-founder of QRxPharma and continues to work with the company as a consultant. We do not do any business with QRxPharma. Our board considered these relationships and determined they did not prevent Dr. Pace or Mr. Quinn from being considered “independent” under applicable standards.

Board and Committee Meetings

The board of directors held four regular and one telephonic meeting during fiscal 2008. All members attended all meetings, except that Messrs. McCarthy and Roberts did not participate in the telephonic meeting. In addition, the Compensation Committee held three regular and five telephonic meetings during fiscal 2008. All members participated in these meetings, except that each of Messrs. McCarthy and Sulpizio did not attend one telephonic meeting. The Audit Committee held two regular and five telephonic meetings during fiscal 2008, and all members attended each meeting. The Nominating and Corporate Governance Committee held four regular meetings during fiscal 2008, and all members attended each meeting.

All directors were present for our 2007 Annual Stockholders Meeting. The Company encourages directors to attend stockholders meetings and generally schedules board meetings to coincide with the annual stockholders meetings in order to facilitate attendance by the directors.

Our non-employee directors are independent and meet at least four times a year in executive session without management. The executive sessions are presided over by Gary Pace, the Chair of our Nominating and Governance Committee.

Committees of the Board of Directors

The board of directors has three standing committees to assist in the management of our affairs: Compensation, Nominating and Corporate Governance, and Audit. A copy of the charters for each of these committees can be found at our Website at www.resmed.com, and is available to stockholders upon request made to our Secretary at ResMed Inc., 14040 Danielson Street, Poway, California 92064-6857.

Compensation Committee

The Compensation Committee currently consists of Ronald Taylor (Chairman), Gary Pace, Donagh McCarthy and Richard Sulpizio. Mr. McCarthy will resign from the board effective November 20, 2008, and as a result will no longer serve as a member of the Compensation Committee as of that date.

The Compensation Committee’s primary purposes are to:

•	establish and review the compensation of our officers, directors, and executives;

•	advise the board regarding our compensation philosophies, practices, and procedures;

•	advise the board regarding key senior management succession planning, including recruiting, hiring, development, and retention and termination of key senior executives; and

•	administer our equity and compensation plans.

The Compensation Committee meets in person and by telephone to perform its duties. It works primarily with our Senior Vice President, Organizational Development, and his staff, to gather internal data and solicit management’s recommendations regarding compensation. The Committee also communicates directly with our Chief Executive Officer and Executive Chairman, as appropriate, for their recommendations and information regarding compensation, particularly with regard to their direct reports. In addition, the committee consults with our Chief Financial Officer regarding the financial impact of certain compensation decisions. However, the Committee generally determines the compensation for each of our individual officers outside of the presence of the affected officer. The Committee also advises and consults with other non-executive board members regarding compensation issues.

During fiscal year 2008, the Committee retained a nationally-recognized independent outside consultant, Frederic W. Cook & Co., Inc. That consultant was engaged to render advisory services and to serve as the Committee’s independent compensation consultant in connection with compensation-related matters for our executives and board of directors. During 2008, these compensation matters included assessing ResMed’s executive compensation program, including salaries, target and actual bonuses, long term incentive equity grants, aggregate equity budget, dilution overhang, and award types with regard to peers, industry trends and best practices, and regulatory changes. Constituents in the peer group are initially selected by the consulted and approved by the Committee.

In November 2006, the Committee delegated to our Senior Vice President, Organizational Development, authority to approve certain equity grants to newly-hired employees who were not executive officers, so long as they are equal to, or less than 20,000 shares and within a pre-approved range based on the recipient’s position. All such grants are to be communicated to the Committee at least once per quarter. This authority has continued through fiscal year 2008. The Committee gave this delegation to enhance our ability to attract talented employees by allowing management to be able to extend binding employment offers quickly and flexibly. All other equity grants must be pre-approved by the Committee.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Gary W. Pace (Chairman), Donagh McCarthy (retiring this year), Michael A. Quinn, Christopher Roberts, Richard Sulpizio, Ronald Taylor and John Wareham. Mr. McCarthy will resign from the board effective November 20, 2008 and as a result will no longer serve as a member of the Nominating and Governance Committee as of that date.

The Nominating and Governance Committee’s primary purposes are to:

•	assure that the composition, practices, and operation of the Board of Directors contribute to lasting value creation and effective representation of our stockholders; and

•

assist the board with selecting board and committee members, committee selection and rotation practices, evaluating the board’s overall effectiveness, and reviewing and considering developments in corporate governance practices.

Our Corporate Governance Guidelines set forth goals regarding composition of the board and committees, meetings and expectations of directors. A copy of our Corporate Governance Guidelines may be found on our website located at www.resmed.com, and is available to stockholders upon request made to the Secretary, ResMed Inc., 14040 Danielson Street, Poway, California, 92064-6857.

The Nominating and Governance Committee identifies nominees for the board of directors by first evaluating the current members of the board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Governance Committee’s criteria for board service are re-nominated. As to new candidates, the Nominating and Governance Committee generally identifies the desired qualifications for new board members, and polls the board of directors and members of management for their recommendations. The Nominating and Governance Committee may also review the composition and qualification of the boards of directors of ResMed’s competitors, and may seek input from industry experts and analysts. The Nominating and Governance Committee may engage a third-party search firm to identify candidates in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate. The Nominating and Governance Committee reviews the qualifications, experience and background of all candidates. The independent directors and executive management interview final candidates. In making its determinations, the Nominating and Governance Committee evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating and Governance Committee makes its recommendation to the board of directors.

Recommendations received from stockholders in accordance with the stockholder nominations guidelines below will be processed and are subject to the same criteria as are candidates nominated by the Nominating and Governance Committee. The Nominating and Governance Committee will consider stockholder suggestions for nominees for directorship and have a policy to consider any candidates recommended by stockholders who have held a minimum of 1% of our outstanding voting securities for at least one year. In order for the Nominating and Governance Committee to consider a stockholder nomination, the stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on the board of directors. The stockholder must also provide such other information about the candidate that would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate (including the consent to a background check) and describe any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise. The stockholder must submit proof of ownership of our stock. All communications should be submitted in writing to the Chairman of the Nominating and Governance Committee, c/o Secretary, ResMed Inc., 14040 Danielson Street, Poway, California, 92064-6857. Recommendations received after 120 days before the mailing of the proxy will likely not be considered timely for consideration at that year’s annual meeting. The Nominating and Governance Committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates.

Audit Committee

The Audit Committee is comprised of Michael A. Quinn (Chair), Christopher G. Roberts and John Wareham, each of whom has been determined by the board of directors to be financially literate under the current listing standards of the NYSE. In addition, the board of directors has identified all members of the Audit Committee as financial experts according to the requirements of the SEC.

The Audit Committee operates under a written charter adopted by our board of directors in May 2000, and last amended as of October 2004. The Audit Committee’s responsibilities include selecting our independent auditors and approving their fees and other significant compensation, as well as reviewing:

•	our annual financial statements and quarterly results;

•	the adequacy and effectiveness of our systems of internal accounting controls;

•	significant matters identified as a result of our independent accountants’ procedure;

•	the annual and quarterly earnings press releases prior to their respective release;

•	the independent auditors’ audit plan and engagement letter;

•	the independence and performance of our independent auditors;

•	material legal matters and potential conflicts of interest;

•	our code of ethical conduct and its enforcement; and

•	the adequacy and succession planning of our accounting and financial personnel.

Communications with the Board of Directors

Any interested person, including any stockholder, may communicate with our non-employee board members by written mail addressed to the Chair of the Nominating and Governance Committee, care of Secretary, ResMed Inc., 14040 Danielson Street, Poway, California, 92064-6857. We encourage stockholders to include proof of ownership of our stock in such communications. The Secretary will forward all such communications to the Chair of the Nominating and Governance Committee.

Code of Ethics

We have a code of business conduct and ethics for directors, officers and employees, which can be found at www.resmed.com and is available to stockholders upon request made to the Secretary, ResMed Inc., 14040 Danielson Street, Poway, California, 92064-6857. The code summarizes the compliance and ethical standards and expectations we have for all of our officers, directors and employees, including our Chief Executive Officer and senior financial officers, with respect to their conduct in connection with our business. Our code of business conduct and ethics constitutes our code of ethics within the meaning of Section 406 of the Sarbanes Oxley Act of 2002 and the NYSE listing standards. We intend to disclose future amendments to or waivers of certain provisions of our code of business conduct and ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and individuals performing similar functions on our website at www.resmed.com within five business days or as otherwise required by the SEC or the NYSE.

Compensation of Directors

Our executive officers do not receive additional compensation for their service as directors. The table below summarizes the compensation received by our non-employee directors for the year ended June 30, 2008.

Director	Fees Earned or Paid in Cash(1)	Option Awards(2)(3)	All Other Compensation(4)	Total
Donagh McCarthy(5)	$32,000	$362,207	$0	$394,207
Gary W. Pace	$37,000	$362,207	$0	$399,207
Michael A. Quinn	$38,500	$362,207	$0	$400,707
Christopher G. Roberts	$32,000	$362,207	$0	$394,207
Richard Sulpizio	$32,500	$416,623	$19,639	$468,762
Ronald Taylor	$37,000	$371,988	$0	$408,988
John Wareham	$33,500	$371,988	$0	$405,488

(1)	Each director who is not our employee received an annual fee of $15,000 for service as a director during fiscal year 2008. Each board member received $1,500 for attendance at board meetings and $1,000 for attending committee meetings, either in person or by telephone. In addition, the chairs of each committee received an additional annual fee: $5,000 for the audit committee and $3,500 for the other committees. Each director was also reimbursed for expenses incurred in attending meetings (which amounts are not reflected in the table above). During fiscal year 2008, the board and Compensation Committee reviewed the amount of director fees, and made no change to the current level of fees.
(2)	The amounts shown are the amounts of compensation cost recognized by us in fiscal year 2008 related to the grants of stock options in fiscal year 2008 and earlier fiscal years, as prescribed under the Statement of Financial Accounting Standards No. 123R. For a discussion of valuation assumptions, see Note 2(r) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2008, except that, for purposes of the amounts shown, no forfeitures were assumed to take place. The table below shows how much of the overall amount of the compensation cost is attributable to each award.

Director	Grant Date	Exercise Price	Number of Shares of Stock Underlying Options in Original Grant	2008 Fiscal Year Compensation Cost
Donagh McCarthy	November 7, 2007	$42.05	18,000	$152,278
	November 10, 2006	$46.19	6,000	$32,007
	July 7, 2006	$47.75	18,000	$93,170
	July 1, 2005	$33.00	24,000	$84,622
	July 2, 2004	$25.48	24,000	$130

Gary Pace	November 7, 2007	$42.05	18,000	$152,278
	November 10, 2006	$46.19	6,000	$32,007
	July 7, 2006	$47.75	18,000	$93,170
	July 1, 2005	$33.00	24,000	$84,622
	July 2, 2004	$25.48	24,000	$130

Michael Quinn	November 7, 2007	$42.05	18,000	$152,278
	November 10, 2006	$46.19	6,000	$32,007
	July 7, 2006	$47.75	18,000	$93,170
	July 1, 2005	$33.00	24,000	$84,622
	July 2, 2004	$25.48	24,000	$130

Christopher Roberts	November 7, 2007	$42.05	18,000	$152,278
	November 10, 2006	$46.19	6,000	$32,007
	July 7, 2006	$47.75	18,000	$93,170
	July 1, 2005	$33.00	24,000	$84,622
	July 2, 2004	$25.48	24,000	$130

Richard Sulpizio	November 7, 2007	$42.05	18,000	$152,278
	November 10, 2006	$46.19	6,000	$32,007
	July 7, 2006	$47.75	18,000	$93,170
	September 1, 2005	$36.17	36,000	$139,168

Ronald Taylor	November 7, 2007	$42.05	18,000	$152,278
	November 10, 2006	$46.19	6,000	$32,007
	July 7, 2006	$47.75	18,000	$93,170
	July 1, 2005	$33.00	24,000	$84,622
	January 20, 2005	$24.94	18,000	$9,911

John Wareham	November 7, 2007	$42.05	18,000	$152,278
	November 10, 2006	$46.19	6,000	$32,007
	July 7, 2006	$47.75	18,000	$93,170
	July 1, 2005	$33.00	24,000	$84,622
	January 20, 2005	$24.94	18,000	$9,911

The grant date fair value of the options to purchase 18,000 shares of our common stock granted on November 7, 2007, to each non-employee director, because of its one year vesting, is reflected in the 2008 fiscal year compensation cost above, and totaled in the aggregate $1,065,946. This was based on the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under the Statement of Financial Accounting Standards No. 123R. The following assumptions were used in the Black-Scholes model:

November 7, 2007
Market price of stock	$42.05
Exercise price of option	$42.05
Expected stock volatility	27.41%
Risk-free interest rate	3.88%
Expected life	4.83 years
Dividend yield	Nil

Under our 2006 Incentive Plan, options issued to non-employee board members are exercisable 1/12 per month and are fully vested as of the earlier of (i) the first anniversary of the grant date, or (ii) the date of the first annual meeting of our stockholders at which directors are elected following the grant date. Directors may first exercise vested options on the earlier of: (i) 3 years from the grant date; or (ii) 6 months after termination from board service. After an option becomes so exercisable, directors may exercise it until the earlier of: (i) 3 years after board service ends, or (ii) expiration of the option. The options are exercisable for a maximum period of 7 years after the grant date. Directors who are not employees may also hold stock options under our 1995 Option Plan and 1997 Equity Participation Plan, which vest one third per year on the anniversary of the grant date.

(3)	The following table sets forth the number of options (both exercisable and unexercisable) held by each of our non-employee directors as of the end of our 2008 fiscal year. None of our non-employee directors held any unvested stock awards as of the end of our 2008 fiscal year.

Director	Options Outstanding at Fiscal Year End
Mr. McCarthy	202,000
Mr. Pace	212,666
Mr. Quinn	226,730
Mr. Roberts	160,000
Mr. Sulpizio	78,000
Mr. Taylor	84,000
Mr. Wareham	84,000

(4)	Incremental cost to the company for personal use private air travel on aircraft available to him as a guest under our fractional interest program. Please see Footnote 5 to the Summary Compensation Table for a description of the determination of incremental cost.

(5)	Mr. McCarthy will resign from the board on November 20, 2008.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Under our Code of Conduct, directors, executive officers, and employees are required to disclose any situations that would reasonably be expected to give rise to a conflict of interest. Such situations involving executive officers may be waived only by our board of directors or the appropriate committee of the board.

Under the ResMed Related Party Transaction Policy and Procedures, which was approved by our board of directors in August 2007, our Audit Committee will review and either approve or disapprove any transaction between the Company and an executive officer, director, director nominee, or any other “related party” as defined under Item 404 of Regulation S-K valued at $120,000 or more. Management is responsible for providing a report to the Audit Committee on an on-going basis as to all potential related party transactions. Under this policy, the Audit Committee has pre-approved any compensation arrangement that is approved by our Compensation Committee for an executive officer, or that is approved under our customary compensation review procedures for the compensation of non-executive officers. We historically and currently review in detail the responses of our executive officers and directors to their director’s and officer’s questionnaires for any reportable related party transactions.

During fiscal year 2008, the only reportable related party transactions involved compensation paid to two of Dr. Farrell’s adult children who are employees. During fiscal year 2008, Michael Farrell served in two roles: initially as our Vice President, Marketing – Americas and later as Sr. Vice President, Strategic Business Unit. Paul Farrell served as our Vice President – Australia & New Zealand. Neither Michael Farrell nor Paul Farrell reported to Dr. Farrell. During fiscal year 2008, Michael Farrell received total cash compensation (salary, bonus and benefits) of $314,000. During fiscal year 2008, Paul Farrell received total cash compensation (salary, bonus and benefits) in the amount of $214,008. During fiscal year 2008, Michael Farrell received a grant of 25,000 stock options as a result of his promotion to Sr. Vice President, Strategic Business Unit. Also, on November 8, 2007, Michael Farrell received a grant of 4,000 stock options and Paul Farrell received a grant of 12,000 stock options. They also received other benefits customary for similarly-situated employees. Michael Farrell is also a party to the change of control agreement discussed in this proxy. Compensation for affected individuals was established in accordance with the Related Party Transaction Policy which was approved in August 2007. In setting their compensation, we followed the same policies and practices that we have historically used to set compensation for other similarly-situated employees.

MATTER TO BE ACTED ON – PROPOSAL 2: APPROVAL OF THE AMENDED AND

RESTATED RESMED INC. 2006 INCENTIVE AWARD PLAN

Our stockholders are being asked to approve an amendment and restatement of the ResMed Inc. 2006 Incentive Award Plan, sometimes referred to herein as the Plan. On October 1, 2008, based on the recommendation of our Compensation Committee, the board approved and adopted the amendment and restatement of the Plan, subject to approval by our stockholders. The amendment and restatement of the Plan became effective upon adoption by our Board of Directors, subject to the approval of our stockholders.

The changes reflected in the amendment and restatement of the Plan are intended to:

•

increase the number of shares of our common stock that may be issued or transferred pursuant to awards under the Plan by 2,100,000 shares. As of September 24, 2008, there were approximately 3,512,575 shares of the initial 7,800,000 shares remaining available for future awards under the Plan; Thus as of the Annual Meeting and presuming approval of this proposal by our stockholders, there will be approximately 5.6 million shares available for grant under the Plan.

•

expand the list of permissible performance criteria, and provide a list of permissible adjustments thereto, that may be used to create performance goals for awards granted under the Plan that are intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, sometimes referred to herein as the Code;

•

increase the maximum number of shares of our common stock that may be subject to awards, and increase the maximum amount that may become payable pursuant to cash-settled performance awards, granted to any individual during any calendar year, to 1,500,000 shares (2,250,000 shares in a participant’s initial year of hiring) and $3,000,000 cash;

•

provide that for purposes of the share counting rules of the Plan, each share subject to a “full value award,” which is any award other than a stock option, stock appreciation right or other award for which the holder pays the intrinsic value, will be counted as two and four tenths (2.4) shares (an increase from two and one tenth (2.1) shares);

•	eliminate the requirement that full value awards made under the Plan will be subject to certain specified minimum vesting periods;

•	-extend the maximum term of the Plan to November 20, 2018; and

•	clarify certain other aspects of the Plan.

If our stockholders approve the amendment and restatement of the Plan, such approval will be considered approval of the Plan for purposes of Sections 162(m) and 422 of the Code. If the amendment and restatement of the Plan is not approved by our stockholders, the Plan, as in effect prior to the amendment and restatement approved by the board, will remain in full force and effect.

The principal features of the amended and restated Plan are summarized below, but the summary is qualified in its entirety by reference to the amended and restated Plan itself, which is attached to this proxy statement as Appendix A. We encourage you to read the amended and restated Plan carefully.

Purpose of the Plan

The purpose of the Plan is to continue to provide additional incentive for directors, employees and consultants to further the growth, development and financial success of the Company and its subsidiaries by personally benefiting through the ownership of our common stock, or other rights which recognize such growth, development and financial success. Our board also believes that the Plan enables us to obtain and retain the services of directors, employees and consultants that are considered essential to our long range success by offering them an opportunity to own stock and other rights that reflect our financial success. The Plan is also designed to permit us to make cash and equity-based awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

The Plan initially became effective on November 9, 2006.

Securities Subject to the Plan

If our stockholders approve this proposal, the maximum aggregate number of shares of our common stock that may be issued or transferred pursuant to awards under the Plan will be increased by 2.1 million shares to 9,900,000 shares (an increase from 7,800,000 shares).

The amendment and restatement of the Plan provides that the number of shares of our common stock available for grant under the Plan will be reduced by (i) two and four tenths (2.4) shares (an increase from two and one tenth (2.1) shares) for each one share of our common stock granted subject to any “full value award,” which is any award other than a stock option, stock appreciation right or other award for which the holder pays the intrinsic value, and (ii) one share for each share of our common stock granted subject to all other awards granted under the Plan.

The Plan counts shares on a “gross” basis and does not allow the re-grant of shares withheld or surrendered in payment of the exercise price of a stock option or tax withholding obligations of any award. In addition, shares of our common stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right and shares of our common stock that we reacquire in the open market or otherwise using cash proceeds from the exercise of a stock option will not be added to the shares that are available for grant under the Plan. In the event of any cancellation, termination, expiration or forfeiture of any award under the Plan, any shares subject to the award at such time will be available for future grants under the Plan. If any shares of restricted stock are surrendered by a participant or repurchased by us pursuant to the terms of the Plan or the applicable award agreement, such shares also will be available for future grants under the Plan. The add back of shares due to the replenishment provisions of the Plan will be on a one share added back for each one share subject to a stock option, stock appreciation right and other award for which the holder pays the intrinsic value that was granted under the Plan that is subsequently terminated, expired, cancelled, forfeited or repurchased. For every share subject to any other award granted under the Plan, that is for every share subject to a full value award granted under the Plan, that expires or is cancelled, forfeited or repurchased, the amendment and restatement of the Plan provides that 2.4 shares (an increase from 2.1 shares) will again be made available for issuance under the Plan. In no event, however, will any shares of common stock again be available for future grants under the Plan if such action would cause an incentive stock option to fail to qualify as an incentive stock option under Section 422 of the Code.

To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the Plan. Additionally, available shares under a stockholder approved plan of an entity acquired by the Company or any subsidiary (as appropriately adjusted and converted into shares of our common stock to reflect the acquisition transaction) may be used for future awards under the Plan and will not be counted against the shares of common stock available for grant pursuant to the Plan, subject to applicable laws and exchange rules.

The shares of common stock covered by the Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. For purposes of the Plan, the fair market value of a share of our common stock as of any given date generally will be the closing sales price for a share of our common stock on such date or, if there is no closing sales price for our common stock on such date, the closing sales price for a share of our common stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the administrator deems reliable. The closing sales price for a share of our common stock on September 24, 2008, was $45.40 as reported in The Wall Street Journal.

Eligibility

Our employees and consultants (and the employees and consultants of our majority-owned subsidiaries) and our non-employee directors are eligible to receive awards under the Plan. As of September 24, 2008, there were approximately 2,700 eligible employees and consultants, and nine eligible directors, seven of whom are non-employee directors. The administrator determines which employees, consultants and directors will be granted awards. No person is entitled to participate in the Plan as a matter of right, nor does any such participation constitute assurance of continued employment or service. Only those employees, non-employee directors and consultants who are selected to receive grants by the administrator may participate in the Plan.

Awards Under the Plan

The Plan provides that the administrator may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Non-Qualified Stock Options. Non-qualified stock options, sometimes referred to herein as NQSOs, will provide for the right to purchase shares of our common stock at a specified price not less than the fair market value for a share of our common stock on the date of grant (except for awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries), and usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals. NQSOs may be granted for any term specified by the administrator, but may not exceed seven years.

Incentive Stock Options. Incentive stock options, sometimes referred to herein as ISOs, will be designed to comply with the applicable provisions of the Code, and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of our common stock on the date of grant (except for awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries), may only be granted to employees. ISOs, however, may be subsequently modified to disqualify them from treatment as ISOs. The total fair market value of shares (determined as of the respective date or dates of grant) for which one or more options granted to any employee by the Company (including all options granted under the Plan and all other option plans of the Company or any parent or subsidiary corporation) may for the first time become exercisable as ISOs during any one calendar year may not exceed the sum of $100,000. To the extent this limit is exceeded, the options granted will be NQSOs. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation, the Plan provides that the exercise price of an ISO must be at least 110% of the fair market value of a share of our common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant. Like NQSOs, ISOs usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals. ISOs may be granted for any term specified by the administrator, but may not exceed seven years.

Stock Appreciation Rights. Stock appreciation rights, sometimes referred to herein as SARs, provide for the payment of an amount to the holder based upon increases in the price of our common stock over a set base price. The base price of any SAR granted under the Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant (except for awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries). SARs under the Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator. SARs may be granted in connection with stock options or other awards, or separately. SARs may be granted for any term specified by the administrator, but may not exceed seven years.

Restricted Stock. Restricted stock may be issued at such price, if any, and may be made subject to such restrictions (including time vesting or satisfaction of performance goals), as may be determined by the administrator. Restricted stock typically may be repurchased by us at the original purchase price, if any, or forfeited, if the vesting conditions and other restrictions are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred, until the vesting restrictions and other restrictions applicable to such shares are removed or expire. Recipients of restricted stock, unlike recipients of options or restricted stock units, generally will have voting rights and will receive dividends prior to the time when the restrictions lapse.

Deferred Stock Awards. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

Restricted Stock Units. Restricted stock units entitle the holder to receive shares of our common stock, subject to the removal of restrictions which may include completion of the applicable vesting service period or the attainment of pre-established performance goals. The issuance of shares of our common stock pursuant to restricted stock units may be delayed beyond the time at which the restricted stock units vest. Restricted stock units may not be sold, or otherwise hypothecated or transferred, and holders of restricted stock units do not have voting rights. Restricted stock units generally will be forfeited, and the underlying shares of stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

Dividend Equivalents. Dividend equivalents represent the value of the dividends per share paid by us, if any, calculated with reference to a specified number of shares. Dividend equivalent rights may be granted alone or in connection with restricted stock units, deferred stock or other full value awards granted to the participant under the Plan, but may not be granted in connection with stock options or SARs. Dividend equivalents may be paid in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

Performance Awards. Performance awards may be granted by the administrator to employees, consultants or non-employee directors based upon, among other things, the contributions, responsibilities and other compensation of the particular recipient. These awards generally will be based on specific performance goals and may be paid in cash or in shares of our common stock, or in a combination of both, at the election of the administrator. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our common stock. Performance awards may also include bonuses granted by the administrator, which may be payable in cash or in shares of our common stock, or in a combination of both.

Stock Payments. Stock payments may be authorized by the administrator in the form of our common stock or an option or other right to purchase our common stock and may, without limitation, be issued as part of a deferred compensation arrangement in lieu of all or any part of compensation – including, without limitation, salary, bonuses, commissions and directors’ fees – that would otherwise be payable in cash to the employee, non-employee director or consultant.

Section 162(m) “Performance-Based” Awards.

The administrator may designate employees as participants whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to such persons and other eligible persons stock options, SARs, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the achievement of specified performance goals which are related to one or more of the following performance criteria, which have been expanded in the amendment and restatement of the Plan, as applicable to the Company or any subsidiary, division, operating unit, product or individual: net earnings (either before or after interest, taxes, depreciation and/or amortization); gross or net sales or revenue; net income (either before or after taxes); operating income (either before or after taxes); cash flow or cash flow per share (including, but not limited to, operating cash flow and free cash flow and either before or after dividends); cash flow return on investment; return on assets or net assets; return on capital (including, but not limited to, total return on capital and return on invested capital); return on stockholders’ equity; total stockholder return; economic value added; return on sales; gross or net profit, cash or operating margin; costs; funds from operations; expenses; working capital; earnings per share; price per share of our common stock or any other publicly-traded security of the Company; FDA or other regulatory body approval for commercialization of a product; implementation or completion of critical projects; market share; debt; cash; stockholder equity; factoring transactions; initiating or completing clinical studies or phases of clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; financing and other capital raising transactions (including sales of the Company’s equity or debt securities); in-licensing and out-licensing of intellectual property; third-party validation of any manufacturing process of the Company, any subsidiary or any third-party manufacturer; sales or licenses of assets (including, but not limited to, intellectual property); and manufacturing yields.

Performance goals established based on the performance criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to the performance of one or more other companies. The administrator may provide at the time of grant that objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award. The amendment and restatement of the Plan provides that any such adjustments will be based on one or more of the following: items related to a changes in applicable laws, regulations, accounting principles, or business conditions; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the performance period; items related to the disposal of a business or segment of a business; items related to any unusual or extraordinary corporate item, transaction, event, or development; or items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles, sometimes referred to herein as GAAP.

Except as provided by the administrator, the achievement of each performance goal and any adjustments thereto will be determined in accordance with GAAP to the extent applicable.

Award Limit

If our stockholders approve this proposal, the maximum number of shares that may be subject to awards granted under the Plan to any individual during any calendar year may not exceed 1,500,000 shares (2,250,000 shares in a participant’s initial year of hiring), subject to adjustment in the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off or other transaction that affects our common stock (a “Corporate Transaction”) in a manner that would require adjustment to such limit in order to prevent the dilution or enlargement of the potential benefits intended to be made available under the Plan. The Plan originally provided that the maximum number of shares that may be subject to awards granted under the Plan to any individual during any calendar year may not exceed 1,000,000 shares (1,500,000 shares in a participant’s initial year of hiring). In addition, if our stockholders approve this proposal, cash-settled performance awards granted in any calendar year may not have an aggregate maximum amount payable in excess of $3,000,000 (an increase from $2,000,000).

Vesting and Exercise of Awards

The applicable award agreement will contain the period during which the right to exercise the award in whole or in part vests. At any time after the grant of an award, the administrator may accelerate the period during which such award vests, subject to certain limitations. No portion of an award which is not vested at a participant’s termination of employment, termination of board service, or termination of consulting relationship will subsequently become vested, except as may be otherwise provided by the administrator either in the agreement relating to the award or by action following the grant of the award. The amendment and restatement of the Plan removes the previous minimal vesting requirements for full value awards.

An option or stock appreciation right generally may only be exercised while such person remains our employee, director or consultant, as applicable, or for a specified period of time (up to the remainder of the award term) following the participant’s termination of service, as applicable, as specified by the administrator. An award may be exercised for any vested portion of the shares subject to such award until the award expires.

Only whole shares of our common stock may be purchased or issued pursuant to an award. Any required payment for the shares subject to an award will be paid in the form of cash or a check payable to us in the amount of the aggregate purchase price. However, the administrator may in its discretion and subject to applicable laws allow payment through one or more of the following:

•	the delivery (actual or constructive through attestation) of certain shares of our common stock owned by the participant;

•	the surrender of shares of our common stock that would otherwise be issuable upon exercise or vesting of the award;

•	the delivery of property of any kind which constitutes good and valuable consideration;

•

with respect to options, a sale and remittance procedure pursuant to which the optionee will place a market sell order with a broker with respect to the shares of our common stock then issuable upon exercise of the option and the broker timely pays a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price for the purchased shares; or

•	any combination of the foregoing.

Transferability of Awards

Awards generally may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution or, subject to the consent of the administrator of the Plan, pursuant to a domestic relations order, unless and until such award has been exercised, or the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed. Notwithstanding the foregoing, NQSOs may also be transferred with the administrator’s consent to certain family members and trusts. Awards may be exercised, during the lifetime of the holder, only by the holder or such permitted transferee.

No Repricing

Without the approval of the Company’s stockholders, the administrator may not authorize the amendment of any outstanding award to reduce the price per share, authorize the cancellation of any award in exchange for the grant of an award with a lesser price per share, or authorize the cancellation of a stock option or stock appreciation right in exchange for cash, restricted stock or any other award, except to prevent the dilution or enlargement of the potential benefits intended to be made available under the Plan in the event of any Corporate Transaction.

Plan Benefits

As of September 24, 2008, no equity awards had been granted under the Plan on the basis of the proposed amendments to the Plan that are the subject of this proposal. The future benefits that will be received under the Plan by our current directors, executive officers and by all eligible employees are not currently determinable.

Equity Award Grants Under the Plan.

The following table sets forth summary information concerning the number of shares of our common stock subject to option made under the Plan since the Plan’s inception through September 24, 2008.

Named Executive Officers	Number of Shares Underlying Option Grants (#)	Weighted Average Exercise Price ($)
Kieran T. Gallahue	375,000	42.88
Peter C. Farrell	300,000	44.81
Brett Sandercock	110,000	43.74
David Pendarvis	105,000	43.63
Lasse Beijer	55,000	44.00
Robert Douglas	100,000	42.56
Keith Serzen	100,000	43.91
All current executive officers as a group (7 persons)	1,145,000	43.65
All current non-employee directors as a group (7 persons)	168,000	43.09

Nominees for Election as a Director
Christopher G. Roberts	24,000	43.09
John Wareham	24,000	43.09
All employees, including current officers who are not executive officers, as a group	3,394,000	44.31

Adjustments for Stock Splits, Recapitalizations, and Mergers

In the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off, disposition of all or substantially all of our assets or other similar transaction that affects our common stock, the administrator of the Plan will make proportionate adjustments to any or all of:

•	the number and kind of shares of our common stock (or other securities or property) with respect to which awards may be granted or awarded under the Plan;

•	the limitation on the maximum number and kind of shares that may be subject to one or more awards granted to any one individual during any calendar year;

•	the number and kind of shares of our common stock (or other securities or property) subject to outstanding awards under the Plan;

•	the manner in which full value awards will be counted; and

•	the grant or exercise price with respect to any outstanding award.

Change in Control

In the event of a Change in Control (as defined in the Plan), each outstanding award will be assumed, or substituted for an equivalent award, by the successor corporation. If the successor corporation does not provide for the assumption or substitution of the awards, the administrator may cause all awards to become fully exercisable prior to the consummation of the transaction and all forfeiture restrictions on any or all awards to lapse. The administrator may also grant awards under the Plan which provide for immediate accelerated vesting upon the consummation of a Change in Control or the occurrence of a subsequent event, such as the termination of the participant’s employment or service.

Administration of the Plan

The Compensation Committee of our board will be the administrator of the Plan unless the board assumes authority for administration. The board shall administer the Plan as to awards to non-employee directors. The Compensation Committee is expected to consist of two or more directors, each of whom is intended to qualify as both a “non-employee director,” as defined in Rule 16b-3 of the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Code. The board or the Compensation Committee may delegate its authority to grant awards under the Plan to a committee consisting of one or more members of the board or Compensation Committee, respectively. The board also may delegate its authority to grant awards under the Plan to a committee consisting of one or more officers of the Company. Any such committee will not be delegated the authority to grant awards to individuals who are subject on the date of grant to the reporting requirements of Section 16(a) of the Exchange Act, individuals whose compensation in the year of grant is, or in a future calendar year may be, subject to the limitation on deductibility under Section 162(m) of the Code or our officers who are delegated authority as a member of such committee. The administrator has the power to:

•	select which directors, employees and consultants are to receive awards and the terms of such awards;

•	determine whether options are to be NQSOs or ISOs, or whether awards are to qualify as “performance-based” compensation under Section 162(m) of the Code;

•	construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

•	adopt rules for the administration, interpretation and application of the Plan;

•	interpret, amend or revoke any of the rules adopted for the administration, interpretation and application of the Plan; and

•	amend one or more outstanding awards in a manner that does not adversely affect the rights and obligations of the holder of such award (except in certain limited circumstances).

Since the Company’s shares are listed on the Australian Stock Exchange, and since the Company and its subsidiaries have operations in Australia and other countries outside of the United States, the Plan also authorizes the administrator to make such modifications to the terms and conditions of Awards, including the adoption of one or more subplans, as may be deemed advisable to ensure compliance with applicable foreign laws and listing standards, provided that any such action does not violate any other applicable law or require stockholder approval.

Amendment and Termination of the Plan

Our board or the Compensation Committee may amend the Plan at any time, subject to stockholder approval to increase the limits on the number of shares that may be issued, to materially change the eligibility requirements, to decrease the exercise price of any outstanding option or stock appreciation right granted under the Plan, or to replace any outstanding option or SAR with cash, restricted shares, or any other awards.

Our board or the compensation committee of our board may suspend or terminate the Plan at any time. The amendment and restatement of the Plan also provides that in no event may an award be granted pursuant to the Plan on or after October 1, 2018 (an extension from August 21, 2016).

U.S. Federal Income Tax Consequences Associated with the Plan

The following is a general summary under current law of the material US federal income tax consequences to participants granted an award under the Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

This summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely only on the advice of his or her legal and tax advisors.

Non-Qualified Stock Options. If an optionee is granted a non-qualified stock option under the Plan, the optionee should not have taxable income on the grant of the option. The optionee generally should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our common stock at such time, less the exercise price paid. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a capital gain or loss.

Incentive Stock Options. No taxable income should be recognized by the optionee at the time of the grant of an incentive stock option, and no taxable income should be recognized for regular federal income tax purposes at the time the option is exercised; however, the excess of the fair market value of our common stock received over the option price is an “item of adjustment” for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition, the optionee should recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date (or, if less, the price at which the shares are sold) over the exercise price paid for the shares should be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

We will not be entitled to any federal income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the purchased shares, then generally we or our subsidiary should be entitled to a federal income tax deduction, for the taxable year in which such disposition occurs, equal to the ordinary income recognized by the optionee.

Stock Appreciation Rights. No taxable income generally should be recognized upon the grant of a stock appreciation right, but, upon exercise of the stock appreciation right, the cash or the fair market value of the shares received should be taxable as ordinary income to the recipient in the year of such exercise.

Restricted Stock. In general, a recipient of restricted stock should not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture” and that is non-transferable within the meaning of Section 83 of the Code. However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture (e.g., when the restrictions lapse on a vesting date) or the shares become transferable, the recipient should recognize ordinary income equal to the fair market value of the common stock on the date the restrictions lapse or become transferable, less the amount the participant paid, if any, for such restricted stock. A recipient of restricted stock may, however, make an election under Section 83(b) of the Code to be taxed at the time of the grant or purchase on an amount equal to the fair market value of the common stock on the date of transfer, less the amount paid, if any, for such restricted stock. If a timely Section 83(b) election is made, the recipient should not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Restricted Stock Units and Deferred Stock. A recipient of restricted stock units or a deferred stock award generally should not have ordinary income upon grant of restricted stock units or deferred stock. When the shares of common stock are delivered under the terms of the award, the recipient should recognize ordinary income equal to the fair market value of the shares delivered, less any amount paid by the participant for such shares.

Dividend Equivalent Awards and Performance Awards. A recipient of a dividend equivalent award or a performance award generally will not recognize taxable income at the time of grant. However, at the time such an award is paid, whether in cash or in shares of common stock, the recipient will recognize ordinary income equal to the value received.

Stock Payments. A recipient of a stock payment generally will recognize taxable ordinary income in an amount equal to the fair market value of the shares of common stock received.

Tax Deductions and Section 162(m) of the Code. Except as otherwise described above with respect to incentive stock options, we or our subsidiaries generally should be entitled to a federal income tax deduction at the time and for the same amount as the recipient recognizes as ordinary income, subject to the limitations of Section 162(m) of the Code with respect to compensation paid to certain “covered employees.” Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 in any one year. The Section 162(m) deduction limit, however, does not apply to certain “qualified performance-based compensation” as provided for by the Code and established by an independent compensation committee. In particular, stock options and stock appreciation rights will satisfy the “qualified performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (the exercise price or base price is not less than the fair market value of the stock subject to the award on the grant date). Other awards granted under the Plan may be “qualified performance-based compensation” for purposes of Section 162(m), if such awards are granted or vest based upon the achievement of one or more pre-established objective performance goals using one of the performance criteria described above.

The Plan is structured in a manner that is intended to provide the Compensation Committee with the ability to provide awards that satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. In the event the Compensation Committee determines that it is in our best interests to make use of such awards, the remuneration attributable to those awards should not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A of the Code. Certain awards under the Plan may be considered “non-qualified deferred compensation” for purposes of Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the non-qualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.

ASX Listing Rule Requirements Related To Proposal 2

The ASX listing rules require that we obtain stockholders approvals of the Plan as well as awards under the Plan to our existing directors. As a result, in voting “YES” for Proposal 2, stockholders will be approving the Plan and the following resolution:

“That the grant of Awards to acquire common stock in ResMed Inc, and the issue or transfer of common stock in ResMed Inc to the members of the Board of Directors of ResMed Inc who are in office as at the date of this resolution, under the Amended and Restated ResMed Inc 2006 Incentive Award Plan as described in the Notice of Annual Meeting of Shareholders of ResMed Inc, is approved for all purposes including for the purpose of ASX listing rules 10.11 and 10.14.”

In accordance with ASX listing rule 10.15A:

•

For the purposes of ASX listing rule 10.15A.2, and pursuant to the “Award Limit” as specified in the Plan, the maximum number of shares of our common stock that may be acquired by a director for whom approval is required under ASX listing rule 10.14 is 1,500,000 shares of common stock per director in each calendar year.

•

For the purposes of ASX listing rule 10.15A.3, the price or the formula for calculating the price for each share of common stock to be acquired under the Plan generally is the closing sales price for a share of our common stock on such date as the grant is approved by the Administrator or if there is no closing sales price for a share of our common stock on the date in question, the closing sales price for a share of our common stock on the last preceding date for which such quotation exists.

•

For the purposes of ASX listing rule 10.15A.4, the following persons referred to in ASX listing rule 10.14 that received securities in the company under the Plan since stockholder approval was obtained on November 9, 2006 are set forth in the Director Compensation Table, under footnote number 2 concerning grants made on or after November 9, 2006.

•

For the purposes of ASX listing rule 10.15A.5, all directors, including any director who is re-elected to serve for one or more successive terms, are those persons referred to in ASX listing rule 10.14 who are entitled to participate in the Plan.

•

For the purposes of ASX listing rule 10.15A.8, details of any securities awarded to our directors pursuant to the Plan will be published annually in our proxy statement relating to our annual meeting of stockholders and provided to our stockholders.

•

For the purposes of ASX listing rule 10.15A.8, any additional persons referred to in ASX listing rule 10.14 who become entitled to participate in the Plan after the Plan is approved by our stockholders on November 20, 2008 and who was not a director of as of November 20, 2008 will not participate in the Plan until stockholder approval is obtained under ASX listing rule 10.14, if required.

•

For the purposes of ASX listing rule 10.15A.9, we will grant the awards pursuant to the Plan to those persons who are directors as of November 20, 2008 including any director who is re-elected subsequently to serve for one or more successive terms, no later than November 20, 2011.

•

For the purposes of ASX listing rule 10.15A.7, no loan will be made by the company in connection with the acquisition of any securities under the Plan by those persons who are directors as of November 20, 2008.

•	For the purposes of determining whether we have sufficient stockholder approval under the ASX listing rules, we will disregard any votes cast on Proposal 2 by:

•	a Director of the company who is in office as of November 20, 2008; or

•	any associate of any Director of the company who is in office as at the date of the resolution.

However, we need not disregard a vote if:

•	it is cast by a person as proxy for a person who is entitled to vote, in accordance with the directions on the proxy form; or

•	it is cast by the person chairing the meeting as proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.

BOARD RECOMMENDATION

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED RESMED INC. 2006 INCENTIVE AWARD PLAN.

MATTER TO BE ACTED ON – PROPOSAL 3: RATIFICATION OF SELECTION OF AUDITORS

The firm of KPMG LLP, our independent auditors for the fiscal year ended June 30, 2008, was selected by the Audit Committee to act in the same capacity for the fiscal year ending June 30, 2009. Neither the firm nor any of its members has any relationship with us or any of our affiliates except in the firm’s capacity as our auditor.

Representatives of KPMG LLP are expected to be present at the meeting and will have the opportunity to make statements if they so desire and to respond to appropriate questions from the stockholders.

BOARD RECOMMENDATION

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

MATTER TO BE ACTED ON – PROPOSAL 4: OTHER BUSINESS

The board of directors does not know of any other business to be presented to the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

We expect to hold our 2009 Annual Meeting of Stockholders in November 2009. In order for stockholder proposals otherwise satisfying the eligibility requirements of Rule 14a-8 under the Exchange Act to be considered for inclusion in our Proxy Statement for our 2009 Annual Meeting, we must receive them at our principal executive office in San Diego, California, on or before June 16, 2009.

Under our amended and Restated Bylaws, in order to nominate a director or bring any other business before the stockholders at the 2009 annual meeting that will not be included in our proxy statement, you must comply with the procedures described below. In addition, you must notify us in writing and deliver that notice to our Secretary no earlier than August 8, 2009 and no later than August 28, 2009.

Our bylaws require a stockholder’s nomination to contain the following information about the nominee: (1) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case by the then-current version of Regulation 14A under the Securities Exchange Act of 1934, and Rule 14a-12, and (2) the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Any candidates recommended by a stockholder for nomination to the board will be evaluated in the same manner that nominees suggested by board members, management or other parties are evaluated.

Our bylaws require a stockholder’s notice of a proposed business item to include: a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment. If the stockholder proposes to nominate a director, the notice must include all information relating to such person that is required to be disclosed under applicable SEC rules. In addition, the bylaws provide that a stockholder proposing any nomination or other business item must include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (2) the class and number of shares of our capital stock which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. We may require any proposed nominee to furnish such other information as we may reasonably require in determining the eligibility of such proposed nominee to serve as our director.

You may write to our Secretary at ResMed Inc., 14040 Danielson Street, Poway, California 92064-6857 to deliver the notices discussed above and for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates under the bylaws.

By Order of the Board of Directors

David Pendarvis

Secretary

Dated: October 15, 2008

APPENDIX 1: AMENDED AND RESTATED RESMED INC. 2006 INCENTIVE AWARD PLAN

ResMed Inc., a Delaware corporation (the “Company”), maintains the Amended and Restated ResMed Inc. 2006 Incentive Award Plan (the “Plan”). The Plan initially became effective on November 9, 2006 (the “Effective Date”), the date upon which the Company’s stockholders approved the Plan. This amendment and restatement of the Plan became effective on October 1, 2008, subject to the approval of the Company’s stockholders.

The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE I.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1. “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article X. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 10.5, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee has revoked such delegation.

1.2. “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

1.3. “Award Agreement” shall mean a written agreement, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, which terms and conditions shall not be inconsistent with the terms of the Plan.

1.4. “Award Limit” shall mean one million five hundred thousand (1,500,000) shares of Common Stock, as adjusted pursuant to Section 11.3; provided, however, that each share of Common Stock subject to an Award shall be counted as one share against the Award Limit. Solely with respect to Performance Awards granted pursuant to Section 8.2(b), “Award Limit” shall mean $3,000,000.

1.5. “Board” shall mean the Board of Directors of the Company.

1.6. “Change in Control” shall mean the occurrence of any of the following events:

(a) a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any 36-month period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.6(a) or Section 1.6(c)) whose election by the Board or nomination for election by the

Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the 36-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1.6(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

For purposes of subsection (a) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of subsection (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders.

1.7.	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.8. “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1.

1.9.	“Common Stock” shall mean the common stock of the Company, par value $0.004 per share.

1.10.	“Company” shall mean ResMed Inc., a Delaware corporation.

1.11. “Consultant” shall mean any consultant or adviser if: (a) the consultant or adviser is a natural person, (b) the consultant or adviser renders bona fide services to the Company or any Subsidiary; and (c) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

1.12. “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

1.13. “Deferred Stock” shall mean rights to receive Common Stock awarded under Article VIII of the Plan.

1.14. “Director” shall mean a member of the Board.

1.15. “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded with respect to Full Value Awards pursuant to Article VIII of the Plan.

1.16. “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

1.17. “Effective Date” shall mean November 9, 2006 (the initial date the Plan was approved by the Company’s stockholders).

1.18. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any Subsidiary.

1.19. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

1.20. “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or any national market system, including without limitation any market system of The NASDAQ Stock Market, the value of a share of Common Stock shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date, or if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, the value of a share of Common Stock shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on the date in question, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, the value of a share of Common Stock shall be established by the Administrator in good faith.

1.21. “Fiscal Year” shall mean the fiscal year of the Company.

1.22. “Full Value Award” shall mean any Award other than an Option, Stock Appreciation Right or other Award for which the Holder pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).

1.23. “Holder” shall mean a person who has been granted or awarded an Award.

1.24. “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

1.25. “Non-Employee Director” shall mean a member of the Board who is not an Employee.

1.26. “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.

1.27. “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options.

1.28. “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VIII of the Plan.

1.29. “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that will be used to establish Performance Goals are limited to the following, or increase or decrease in the following, alone or in combination: (i) net earnings (either before or after (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating income (either before or after taxes), (v) cash flow or cash flow per share (including, but not limited to, operating cash flow and free cash flow and either before or after dividends), (vi) cash flow return on investment, (vii) return on assets or net assets, (viii) return on capital (including, but not limited to, total return on capital and return on invested capital), (ix) return on stockholders’ equity, (x) total stockholder return, (xi) economic value added, (xii) return on sales, (xiii) gross or net profit, cash or operating margin, (xiv) costs, (xv) funds from operations, (xvi) expense, (xvii) working capital, (xviii) earnings per share, (xix) price per share of Common Stock or any other publicly-traded security of the Company, (xx) FDA or other regulatory body approval for commercialization of a product, (xxi) implementation or completion of critical projects, (xxii) market share, (xxiii) debt, (xxiv) cash, (xxv) stockholder equity, (xxvi) factoring transactions, (xxvii) initiating or completing clinical studies or phases of clinical studies, (xxviii) initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies, (xxix) financing and other capital raising transactions (including sales of the Company’s equity or debt securities), (xxx) in-licensing and out-licensing of intellectual property, (xxxi) third-party validation of any manufacturing process of the Company, any Subsidiary or any third-party manufacturer, (xxxii) sales or licenses of assets (including, but not limited to, intellectual property) and (xxxiii) manufacturing yields, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to the performance of one or more other companies.

(b) The Committee may, in its discretion, at the time of grant or within the time prescribed by Section 162(m) of the Code, specify in the Award that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a changes in applicable laws, regulations, accounting principles, or business conditions; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to any unusual or extraordinary corporate item, transaction, event, or development, or (ix) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles (“GAAP”).

1.30. “Performance Goals” shall mean, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a product, division, business unit, or an individual. The achievement of each Performance Goal and adjustments thereto shall be determined in accordance with generally accepted accounting principles to the extent applicable.

1.31. “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

1.32. “Plan” shall mean the Amended and Restated ResMed Inc. 2006 Incentive Award Plan, as the same may be further amended or restated from time to time.

1.33.	“Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan.

1.34.	“Restricted Stock Units” shall mean rights to receive Common Stock awarded under Article VIII of the Plan.

1.35. “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.36.	“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

1.37. “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Article IX of the Plan.

1.38. “Stock Payment” shall mean: (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses, commissions and directors’ fees, that would otherwise become payable to a Employee, Non-Employee Director or Consultant in cash, awarded under Article VIII of the Plan.

1.39. “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

1.40. “Subsidiary Corporation” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.41. “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

1.42. “Termination of Consultancy” shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, without limitation, the question of whether a Termination of Consultancy resulted from a discharge for cause. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

1.43. “Termination of Directorship” shall mean the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement. The Administrator, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Directors.

1.44. “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, and (b) terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, without limitation, the question of whether a Termination of Employment resulted from a discharge for cause; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

1.45. “Termination of Service” shall mean the time when a Holder experiences a Termination of Consultancy, a Termination of Directorship or a Termination of Employment, as applicable.

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1.	Shares Subject to Plan.

(a) Subject to Section 11.3 and Section 2.1(b), the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan shall be equal to nine million nine hundred thousand (9,900,000) shares, representing an increase of two million one hundred thousand (2,100,000) shares from the initial authorized shares. The aggregate number of shares of Common Stock available for grant under the Plan shall be reduced by two and four tenths (2.4) shares for each share of Common Stock granted subject to any Full Value Award and shall be reduced by one share for each share of Common Stock granted subject to any Award that is not a Full Value Award.

(b) To the extent that an Award terminates, expires, lapses or is forfeited for any reason, any shares of Common Stock then subject to such Award shall again be available for grant pursuant to the Plan; provided, however, that the number of shares that shall again be available for grant pursuant to the Plan shall be increased by two and four tenths (2.4) shares for each share of Common Stock subject to a Full Value Award at the time such Full Value Award terminates, expires, lapses or is forfeited for any reason. To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary, and all Substitution Awards, shall not be counted against shares of Common Stock available for grant pursuant to this Plan. Further, available shares under a stockholder approved plan of an entity acquired by the Company or any Subsidiary (as appropriately adjusted to reflect the acquisition transaction using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not be counted against shares of Common Stock available for grant pursuant to this Plan, subject to applicable law and exchange rules. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be granted or awarded hereunder, subject to the limitations of Section 2.1(a). Shares of Common Stock withheld by the Company or delivered to the Company in payment of the exercise price or tax withholding obligations of any Award and shares of Common Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of such Stock Appreciation Right shall not be available for grant under the Plan. Shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be available for grant under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 2.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

2.2. Stock Distributed. Any Common Stock distributed pursuant to an Award shall consist, in whole or in part, of authorized and unissued Common Stock, shares of Common Stock held in treasury or shares of Common Stock purchased on the open market.

2.3. Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article XI, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to any one individual during any calendar year shall not exceed the Award Limit; provided, however, that in the year of initial hiring of an Employee, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to such Employee during such year of initial hiring shall not exceed 150% of the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE III.

GRANTING OF AWARDS

3.1. Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

3.2.	Provisions Applicable to Covered Employees.

(a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code).

(b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee, including Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of one or more specified Performance Goals.

(c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any Fiscal Year in question or any other designated fiscal period or period of service (or such earlier time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria (including any adjustments) applicable to the Fiscal Year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such Fiscal Year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Fiscal Year or other designated fiscal period or period of service. Following the completion of each Fiscal Year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such Fiscal Year or other designated fiscal period or period of service. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Fiscal Year or other designated fiscal period or period of service.

(d) Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation (as described in Section 162(m)(4)(C) of the Code), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

3.3. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4. At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company and any Subsidiary.

3.5. Foreign Laws. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the listing standards of any foreign stock exchange on which the Company’s shares are listed or traded, the Administrator, in its discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Employees, Non-Employee Directors or Consultants outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Awards to comply with applicable foreign laws or listing requirements of any such foreign stock exchange; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 2.1 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Administrator may not take any actions under this Section 3.5 that would violate the Code, any applicable federal, state or foreign securities law or governing statute or any other applicable law or that would require prior stockholder approval (until such approval was obtained).

3.6. Awards in Lieu of Cash Compensation. Subject to compliance with Section 409A of the Code, Awards may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants, and to Non-Employee Directors in lieu of directors’ fees which would otherwise be payable to such Non-Employee Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

ARTICLE IV.

GRANTING OF OPTIONS TO EMPLOYEES,

CONSULTANTS AND NON-EMPLOYEE DIRECTORS

4.1. Eligibility. Each Employee, Consultant and Non-Employee Director selected by the Administrator shall be eligible to be granted an Option.

4.2. Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary Corporation or parent corporation (as defined in Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

4.3. Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or a Subsidiary Corporation.

4.4. Granting of Options to Employees and Consultants.

(a) The Administrator shall from time to time, in its discretion, and, subject to applicable limitations of the Plan:

(i) Select from among the Employees or Consultants (including Employees or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii) Subject to Section 2.3, determine the number of shares to be subject to such Options granted to the selected Employees or Consultants;

(iii) Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code); and

(iv) Determine the terms and conditions of such Options, which terms and conditions shall not be inconsistent with the terms of the Plan.

(b) Upon the selection of an Employee or Consultant to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c) Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

4.5. Granting of Options to Non-Employee Director. The Administrator shall from time to time, in its discretion, and subject to applicable limitations of the Plan:

(a) Select from among the Non-Employee Directors (including Non-Employee Directors who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(b) Subject to Section 2.3, determine the number of shares to be subject to such Options granted to the selected Non-Employee Directors; and

(c) Determine the terms and conditions of such Options, which terms and conditions shall not be inconsistent with the terms of the Plan.

ARTICLE V.

TERMS OF OPTIONS

5.1. Option Price. The price per share of Common Stock subject to each Option granted to Employees, Non-Employee Directors and Consultants shall be set by the Administrator; provided, however, that:

(a) Such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; and

(b) In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.2. Option Term. The term of an Option granted to an Employee, Non-Employee Director or Consultant shall be set by the Administrator in its discretion; provided, however, that the term shall not be more than seven (7) years from the date the Option is granted, or five (5) years from the date the Option is granted if the Option is an Incentive Stock Option granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code). Except as limited by requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option in connection with any Termination of Service of the Holder, or amend any other term or condition of such Option relating to such a Termination of Service.

5.3. Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Administrator may, in its discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option granted to an Employee, Non-Employee Director or Consultant which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

(c) To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code) exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted. For purposes of this Section 5.3(c), the fair market value of stock shall be determined as of the time the Option or other “incentive stock options” with respect to such stock is granted.

5.4. Substitute Awards. Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is granted upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares, as determined in compliance with Section 409A of the Code.

ARTICLE VI.

EXERCISE OF OPTIONS

6.1. Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2. Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is to be exercised. Such rules may provide that for administrative convenience or compliance with applicable laws an Option may not be exercised during such period as is specified in advance by the Administrator. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option.

(b) Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion, allow such payment to be made, in whole or in part, (i) through the delivery (actual or constructive through attestation) of shares of Common Stock with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) through the delivery of property of any kind which constitutes good and valuable consideration; (iv) through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (v) through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Administrator determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

6.3. Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges and quotation systems on which such class of stock is then listed or traded;

(b) The completion of any registration or other qualification of such shares under any local, state, federal or foreign law, or under the rulings or regulations of the Securities and Exchange Commission or any other local, state, federal or foreign governmental regulatory body which the Administrator shall, in its discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any local, state, federal or foreign governmental agency which the Administrator shall, in its discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in any of the permissible forms of consideration specified under Section 6.2(d).

6.4. Rights as Stockholders. Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

6.5. Ownership and Transfer Restrictions. The Administrator, in its discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

6.6. Additional Limitations on Exercise of Options. Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII.

AWARD OF RESTRICTED STOCK

7.1. Eligibility. Subject to Section 2.3, Restricted Stock may be awarded to any Employee, Non-Employee Director or Consultant who the Administrator determines should receive such an Award.

7.2.	Award of Restricted Stock.

(a) The Administrator may from time to time, in its discretion:

(i) Select from among the Employees, Non-Employee Directors or Consultants (including Employees, Non-Employee Directors or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be awarded Restricted Stock;

(ii) Subject to Section 2.3, determine the number of shares to be subject to such Restricted Stock awards granted to the selected Employees, Non-Employee Directors or Consultants; and

(iii) Determine the terms and conditions applicable to such Restricted Stock, which terms and conditions shall not be inconsistent with the terms of the Plan.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c) Upon the selection of an Employee, Non-Employee Director or Consultant to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

7.3. Rights as Stockholders. Subject to Section 7.4, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

7.4. Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment, directorship or consultancy with the Company, Company performance and individual performance; provided, however, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no purchase price was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Service; provided, however, that the Administrator in its discretion may provide that such rights shall not lapse in the event of a Termination of Service following a Change in Control or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.

7.5. Repurchase of Restricted Stock. The Administrator shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Service at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Administrator in its discretion may provide that such rights shall not lapse in the event of a Termination of Service following a Change in Control or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.

7.6. Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of any certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

7.7. Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

7.8. Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause certificates or book entries evidencing shares of Restricted Stock to include one or more legends or notations referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

7.9. Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

ARTICLE VIII.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS,

RESTRICTED STOCK UNITS

8.1. Eligibility. Subject to Section 2.3, one or more Performance Awards, Dividend Equivalent awards, Deferred Stock awards, Stock Payment awards, and/or Restricted Stock Unit awards may be granted to any Employee, Non-Employee Director or Consultant whom the Administrator determines should receive such an Award.

8.2.	Performance Awards.

(a) Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee, Non-Employee Director or Consultant.

(b) Without limiting Section 8.2(a), the Administrator may grant Performance Awards to any Covered Employee in the form of a cash bonus payable upon the attainment of objective Performance Goals which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to Covered Employees shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2. The maximum aggregate amount of all Performance Awards granted to a Covered Employee under this Section 8.2(b) during any calendar year shall not exceed the Award Limit.

8.3. Dividend Equivalents. Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Full Value Award is granted and the date such Full Value Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

8.4. Stock Payments. Any Employee, Non-Employee Director or Consultant selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.

8.5. Deferred Stock. Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted an award of Deferred Stock in the manner determined from time to time by the Administrator. The number of shares of Deferred Stock shall be determined by the Administrator and may be linked to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of grant, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

8.6. Restricted Stock Units. Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted an award of Restricted Stock Units in the manner determined from time to time by the Administrator. The Administrator is authorized to make awards of Restricted Stock Units in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, and may specify that such Restricted Stock Units become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall specify the distribution dates applicable to each award of Restricted Stock Units which shall be no earlier than the vesting dates or events of the award and may be determined at the election of the Employee, Non-Employee Director or Consultant, subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit distributed.

8.7. Term. The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its discretion.

8.8. Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

8.9. Exercise upon Termination of Service. A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Consultant or Non-Employee Director, as applicable; provided, however, that the Administrator in its discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Service following a “change of control or ownership” (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; and, provided, further, that, except with respect to Performance Awards granted to Covered Employees, the Administrator in its discretion may provide that Performance Awards may be exercised or paid following a Termination of Service or following a Change in Control, or because of the Holder’s retirement, death or disability, or otherwise.

8.10. Form of Payment. Payment of the amount determined under Section 8.2 or 8.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.

ARTICLE IX.

STOCK APPRECIATION RIGHTS

9.1. Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Employee, Non-Employee Director or Consultant selected by the Administrator. A Stock Appreciation Right may be granted: (a) in connection and simultaneously with the grant of an Option, or (b) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

9.2.	Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously granted Option to which it is coupled.

(c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefore an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the CSAR from (ii) the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

9.3.	Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator but in no event longer than seven (7) years following the grant date. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator; provided that such exercise price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Holder is an Employee, Non-Employee Director or Consultant; provided, that the Administrator may determine that the ISAR may be exercised subsequent to Termination of Service or following a Change in Control, or because of the Holder’s retirement, death or disability, or otherwise.

(b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by (ii) the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

9.4. Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock issuable upon the exercise of any Stock Appreciation Right prior to fulfillment of the conditions set forth in Section 6.3 above.

(b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE X.

ADMINISTRATION

10.1. Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

10.2. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules, to delegate authority in accordance with Section 10.5, and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall not be inconsistent with the provisions of Section 422 of the Code. In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors.

10.3. Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

10.4. Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

10.5. Delegation of Authority to Grant Awards.

(a) The Board or Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to one or more committees consisting of one or more members of the Board or Committee, respectively, subject to Section 10.5(c).

(b) The Board also may, but need not, delegate from time to time some or all of its authority to grant rights or Options under the Plan to one or more committees consisting of one or more officers of the Company, subject to Section 10.5(c) and compliance with applicable law.

(c) Notwithstanding anything to the contrary in this Section 10.5, the authority to grant Awards to the following individuals may not be delegated: (i) individuals who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (ii) individuals who are Covered Employees, and (iii) individuals who are officers of the Company who are delegated authority by the Committee hereunder.

(d) Any delegation pursuant to this Section 10.5 shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Board or Committee authorizing such delegation. At all times, any committee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Board or Committee appointing such committee.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

11.1. Transferability of Awards.

(a) Except as otherwise provided in Section 11.1(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.1(a), the Administrator, in its discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Holder (other than the ability to further transfer the Non-Qualified Stock Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 11.1(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, after taking into account any federal, state, local and foreign tax and securities laws applicable to transferable Non-Qualified Stock Options.

11.2. Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the

Compensation Committee of the Board. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Board or the Compensation Committee of the Board, no action of the Board or the Compensation Committee of the Board may, except as provided in Section 11.3, (i) increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan, (ii) take any action in violation of Section 11.6 to decrease the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) result in a material change in eligibility requirements. Except as provided in Section 11.11, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, adversely alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after October 1, 2018.

11.3. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 11.3(e), in the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, the Administrator shall make proportionate adjustments to any or all of:

(i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, without limitation, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted);

(ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

(iii) The grant or exercise price with respect to any Award.

(b) Subject to Sections 11.3(c) and 11.3(e), in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its discretion;

(ii) To provide that the Award cannot vest, be exercised or become payable after such event;

(iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or the provisions of such Award;

(iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock, Restricted Stock Units or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

(c) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this Section 11.3(c), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(d) Subject to Sections 11.3(e) and 3.2, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(e) With respect to Awards which are granted to Covered Employees and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto, except as otherwise determined by the Committee. No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded down to the next whole number.

(f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g) No action shall be taken under this Section 11.3 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

11.4. Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. No Awards may be granted or awarded prior to such stockholder approval. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Covered Employees should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Plan.

11.5. Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

11.6. Prohibition on Repricing. Subject to Section 11.3, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Award to reduce the price per share, (ii) authorize the cancellation of any outstanding Award in exchange for the grant of an Award having a lesser price per share, or (iii) authorize the cancellation of any outstanding Option or SAR in exchange for cash, Restricted Stock or any other Award. Subject to Section 11.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Option or SAR to increase its price per share or to cancel and replace an Option or SAR with the grant of a Option or SAR having a price per share that is greater than or equal to the price per share of the original Option or SAR.

11.7. Effect of Plan upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.8. Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to federal, state, and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.9. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

11.10. Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

11.11. Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

* * * * *

I hereby certify that the foregoing Amended and Restated ResMed Inc. 2006 Incentive Award Plan was duly adopted by the Board of Directors of ResMed Inc. on October 1, 2008.

Corporate Secretary

* * * * *

I hereby certify that the foregoing Amended and Restated ResMed Inc. 2006 Incentive Award Plan was approved by the stockholders of ResMed Inc. on November 20, 2008.

Executed on this      day of                    , 2008.

Corporate Secretary

RESMED INC.

14040 DANIELSON STREET POWAY, CA 92064-6857

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Vote on Directors

1. Election of two directors, each to serve for a three- year term. The nominees for election are election as directors at the 2008 Annual Meeting are: A.) Christopher G. Roberts, and B.) John Wareham

Vote on Proposals For Against Abstain

2. Approval of the Amended and Restated ResMed Inc. 2006 Incentive Award Plan; which approval will also constitute approval under Australian Stock Exchange (ASX) listing Rules 10.11 and 10.14 and

3. Ratification of the selection of KPMG LLP as our independent auditors to examine our consolidated financial statements for the fiscal year ending June 30, 2009; and

4.	Transaction of such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF RESMED INC.

Date: Thursday, November 20, 2008 at 2:00 p.m. (Pacific Time)

Friday, November 21, 2008 at 9:00 a.m. (Australian Eastern Time)

Location: ResMed’s Corporate Headquarters 14040 Danielson Street Poway, California 92064

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ResMed Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David Pendarvis and Brett Sandercock as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of ResMed Inc. held by the undersigned on September 24th 2008, at the Annual Meeting of Stockholders to be held in the offices of ResMed Inc. located at 14040 Danielson Street, Poway, CA 92064, on Thursday, November 20, 2008 at 2:00 p.m. (US Pacific Time), Friday, November 21, 2008 at 9:00 a.m. (Australian Eastern Time) or any adjustment or postponement thereof.

(See reverse for voting instructions)

ResMed Inc.

ABN 46 064 514 852

Lodge your vote:

By Mail:

Computershare Investor Services Pty Limited GPO Box 242 Melbourne Victoria 3001 Australia

Alternatively you can fax your form to (within Australia) 1800 783 447 (outside Australia) +61 3 9473 2555

For all enquiries call:

(within Australia) 1300 855 080 (outside Australia) +61 3 9415 4000

000001 000 RMD

MR SAM SAMPLE FLAT 123 123 SAMPLE STREET THE SAMPLE HILL SAMPLE ESTATE SAMPLEVILLE VIC 3030

CDI Voting Instruction Form

For your vote to be effective it must be received by 9:00am (AEDT) on Wednesday 19 November 2008

How to Vote on Items of Business

Each 10 Chess Depository Interest (CDI) is equivalent to one share of Company Common Stock, so that every 10 (ten) CDI’s that you own as of the 24 September 2008 entitles you to one vote.

You can vote by completing, signing and returning your CDI Voting Instruction Form. This form gives your voting instructions to CHESS Depositary Nominees Pty Ltd, which will vote the underlying shares on your behalf. You need to return the form no later than the time and date shown above to give CHESS Depositary Nominees Pty Ltd enough time to tabulate all CHESS Depositary Interest votes and to vote on the underlying shares.

Signing Instructions

Individual: Where the holding is in one name, the securityholder must sign.

Joint Holding: Where the holding is in more than one name, all of the securityholders should sign.

Power of Attorney: If you have not already lodged the Power of Attorney with the Australian registry, please attach a certified photocopy of the Power of Attorney to this form when you return it. Companies:Only duly authorised officer/s can sign on behalf of a company. please sign in the boxes provided, which state the office held by the signatory. ie Sole Director, Sole Company Secretary or Director and Company Secretary.

Comments & Questions:If you have any comments or questions for the company, please write them on a separate sheet of paper and return with this form.

Turn over to complete the form

This document is printed on Greenhouse FriendlyTM ENVI Laser Carbon Neutral Paper

View your securityholder information, 24 hours a day, 7 days a week:

www.investorcentre.com

Review your securityholding

Update your securityholding

Your secure access information is:

SRN/HIN: I9999999999

PLEASE NOTE: For security reasons it is important that you keep your SRN/HIN confidential.

999999_SAMPLE_0_0_PROXY/000001/000001/i

MR SAM SAMPLE FLAT 123 123 SAMPLE STREET THE SAMPLE HILL SAMPLE ESTATE SAMPLEVILLE VIC 3030

Change of address. If incorrect, mark this box and make the correction in the space to the left. Securityholders sponsored by a broker (reference number commences with ‘X’) should advise your broker of any changes.

I 9999999999 I ND

CDI Voting Instruction Form

Please mark to indicate your directions

STEP 1

CHESS Depositary Nominees will vote as directed

XX

Voting Instructions to CHESS Depositary Nominees Pty Ltd

I/We being a holder of CHESS Depositary Interests of the above Company hereby direct CHESS Depositary Nominees Pty Ltd to vote the shares underlying my/our holding at the Annual General Meeting of ResMed Inc to be held at 14040 Danielson Street, Poway, California 92064 on Thursday, 20 November 2008 at 2:00pm (Pacific Time) and at any adjournment of that meeting.

By execution of this CDI Voting Form the undersigned hereby authorises CHESS Depositary Nominees Pty Ltd to appoint such proxies or their substitutes to vote in their discretion on such business as may properly come before the meeting.

STEP 2

Items of Business

PLEASE NOTE: If you mark the Abstain box for an item, you are directing your proxy not to vote on your behalf on a show of hands or a poll and your votes will not be counted in computing the required majority.

For Against Abstain

1a To elect Christopher G. Roberts as a Director

1b To elect John Wareham as a Director

2 Approval of the Amended and Restated ResMed Inc. 2006 Incentive Award Plan, which approval will also constitute approval under Australian Stock Exchange (ASX) Listing Rules 10.11 and 10.14, and

3 Ratification of the selection of KPMG LLP as our independent auditors to examine our consolidated financial statements for the fiscal year ending 30 June 2009

4	Transaction of such other business as may properly come before the meeting

The Chairman of the Meeting intends to vote undirected proxies in favour of each item of business.

SIGN Signature of Securityholder(s) This section must be completed.

Individual or Securityholder 1 Securityholder 2 Securityholder 3

Sole Director and Sole Company Secretary Director Director/Company Secretary

Contact Name Contact Daytime Telephone Date / /

R MD 9 9 9 9 9 9 A Computershare